Exhibit 10.10

                                 LEASE AGREEMENT

                                     Between

                                  CRICIPECPA LP

                                    as Lessor

                                       and

                   INTERNATIONAL PLASTICS AND EQUIPMENT CORP.

                                    as Lessee

                                   Dated as of

                                  May 21, 2004


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                                                    Pennsylvania Lease Agreement

                                TABLE OF CONTENTS

1.   Demise; Title; Condition..................................................1

2.   Term......................................................................1

3.   Rent......................................................................2

4.   Use.......................................................................3

5.   Net Lease; Nonterminability...............................................4

6.   Taxes and Other Charges; Law and Agreements...............................5

7.   Liens; Subordinations.....................................................7

8.   Indemnification; Fees and Expenses........................................8

9.   Environmental Matters.....................................................9

10.  Maintenance and Repair; Additions........................................13

11.  Trade Fixtures...........................................................15

12.  Condemnation and Casualty................................................15

13.  Insurance................................................................18

14.  Financial Statements; Certificates.......................................21

15.  Purchase Procedure.......................................................22

16.  Quiet Enjoyment..........................................................23

17.  Survival.................................................................24

18.  Subletting; Assignment...................................................24

19.  Advances by Lessor.......................................................24

20.  Conditional Limitations -- Events of Default and Remedies................25

21.  Granting of Easements, Etc...............................................29

22.  No Plan Assets...........................................................29

23.  Rejectable Offers; Other Rent Payments; Rent Reset.......................29

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                                                    Pennsylvania Lease Agreement

24.  Notices..................................................................37

25.  Estoppel Certificates....................................................38

26.  No Merger................................................................38

27.  Surrender................................................................39

28.  Separability.............................................................39

29.  Signs; Showing...........................................................39

30.  Waiver of Trial by Jury..................................................39

31.  Recording................................................................39

32.  Miscellaneous; Limited Recourse..........................................40

33.  Lessee Representations...................................................41

34.  No Lessor Representations or Warranties..................................45

35.  Intentionally Omitted....................................................45

36.  Additional Provisions Relating to Leased Property........................45

APPENDIX I   Definitions
SCHEDULE A   Description of Land
SCHEDULE B   Lease Data
SCHEDULE C   Certain Definitions
SCHEDULE D   Permitted Encumbrances
SCHEDULE E   Trade Fixtures
SCHEDULE F   Subordination, Non-Disturbance and Attornment Agreement
SCHEDULE G   Estoppel Letter
SCHEDULE H   Market Rent
SCHEDULE I   Intentionally Omitted
SCHEDULE J   Intentionally Omitted


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                                                    Pennsylvania Lease Agreement

THIS LEASE, dated as of the date specified in Item 1 of Schedule B (as amended from time to time this Lease), between the Lessor specified in Item 2 of Schedule B (Lessor), as lessor, having an office at the address set forth in
Item 2 of Schedule B and the Lessee specified in Item 3 of Schedule B (herein, together with any entity succeeding thereto by consolidation, merger or acquisition of its assets substantially as an entirety, called Lessee), having an address at the address set forth in Item 3 of Schedule B, both parties intending to be legally bound.

Capitalized terms not otherwise defined when they first appear are defined in Appendix I.

      1. Demise; Title; Condition. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, subject to the terms hereof, all of Lessor's right, title and interest in (i) the parcel of land (the Land) described in Schedule A hereto, (ii) the Improvements and (iii) all easements, rights and appurtenances thereto (the Land, Improvements and all such easements, rights and appurtenances collectively called the Leased Property).

The Leased Property is leased in its present condition without representation or warranty by Lessor. Lessee has examined the Leased Property and Lessor's title thereto, and has found the same to be satisfactory for all purposes. Lessee shall in no event have any recourse against Lessor for any defect in Lessor's title to the Leased Property or any interest of Lessee therein unless such defect is caused by the wrongful act or omission of Lessor.

Subject to the provisions of this paragraph, Lessor hereby assigns, without recourse of warranty whatsoever, to Lessee, all Warranties and Permits. Such assignment shall remain in effect until the expiration or termination of this Lease and thereafter shall be null and void. Lessee shall notify in writing each Governmental Authority that has issued any Permit in the manner required by each such Governmental Authority of Lessee's occupancy of the Leased Property. Lessor shall also retain the right to enforce any Warranties assigned in the name of Lessee if an Event of Default exists. Lessor hereby agrees to execute and deliver, at Lessee's sole expense, such further documents, including powers of attorney, as Lessee may reasonably request in order that Lessee may have the full benefit of the assignment effected or intended to be effected by this paragraph. Upon the termination of this Lease, the Warranties and Permits shall automatically revert to Lessor. The foregoing provision of reversion shall be self-operative and no further instrument of reassignment shall be required. In confirmation of such reassignment Lessee shall, at its sole expense, execute and deliver promptly any certificate or other instrument which Lessor may reasonably request. Any monies collected by Lessee under any of the Warranties if an Event of Default exists shall be held in trust by Lessee and promptly paid over to Lessor.

      2. Term.

      (a) Subject to the provisions hereof, Lessee shall have and hold the Leased Property for a term (the Basic Term) which shall begin on the commencement date specified in Item 4 of Schedule B (the Commencement Date) and end at midnight on the basic term expiration date set forth in Item 5 of Schedule B (the Basic Term Expiration Date) (provided that the Basic Term Expiration Date shall be extended to the Year 15 Expiration Date and the Basic Term shall run through the Year 15 Expiration Date if Lessee elects a Rent Reset Option under paragraph (a) of Article 23 and the Basic Term Expiration Date shall be extended to the Year 20 Expiration Date and the Basic Term shall run through the Year 20 Expiration Date if Lessee also elects the Year

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                                                    Pennsylvania Lease Agreement

15 Rent Reset Option under paragraph (c) of Article 23) unless sooner terminated or extended as hereinafter expressly provided.

      (b) So long as Lessee has previously extended the Basic Term through the Year 20 Expiration Date and no Event of Default shall have occurred and be continuing on the last day of the then current Term, Lessee may elect to extend and renew the Term for one (1) additional term for the period of time to be calculated as provided in paragraph (d) of Article 23 (the First Renewal Term) and, thereafter, (or if Lessee makes (I) a Final Rent Payment pursuant to paragraph (b) of Article 23 or (II) a Year 15 Rejectable Offer in accordance with paragraph (c) of Article 23 which is subsequently rejected by Lessor, in lieu thereof) four (4) additional terms of five (5) years each (Renewal Terms). Lessee's right to elect to extend for the First Renewal Term is subject to Lessee's compliance with the terms and conditions contained in paragraph (d) of
Article 23. Each such election shall be exercised by Lessee not less than 365 days prior to the expiration of the then current Term (provided that (i) the exercise of Lessee's option for the First Renewal Term must occur no later than the date on which Lessee gives or is deemed to have given the Year 20 Notice pursuant to paragraph (d) of Article 23 and (ii) such option shall not be available if the Term expires prior to the Year 20 Expiration Date unless Lessee
(x) elects to make a Final Rent Payment under paragraph (b) of Article 23 and exercises its option for the first of its four (4) additional five (5) year Renewal Terms no later than the date on which Lessee gives or is deemed to have given the 10 Year Notice or (y) makes a Year 15 Rejectable Offer in accordance with paragraph (c) of Article 23 which is subsequently rejected by Lessor and Lessee exercises its option for the first of its four (4) additional five (5) year Renewal Terms no later than the date on which Lessee gives or is deemed to have given the 15 Year Notice), by written notice to Lessor, which notice shall include the name and address of Lessee's designated appraiser for determination of (x) in the case of the First Renewal Term, the remaining economic useful life of the Leased Property as of the Basic Term Expiration Date, and (y) in the case of the last four (4) Renewal Terms, the fair market rent in accordance with Schedule H of this Lease. Either party, upon request of the other, will execute and acknowledge, in form suitable for recording, an instrument confirming any such extension. Time shall be of the essence with respect to the giving of notice by Lessee of its election to extend any Term.

      3. Rent.

      (a) During the Term, Lessee shall pay the rent provided in Item 7 of Schedule B (Basic Rent) and all Additional Rent (as defined in paragraph (b) of this Article 3) to Lessor's Mortgagee, if any (or to such other party as Lessor's Mortgagee may from time to time specify in writing), or, if there is no Lessor's Mortgagee, to Lessor (or to such other party as Lessor may from time to time specify in writing) by bank wire transfer of immediately available federal funds before 11:00 A.M., Eastern Time, at such place, within the continental United States, as Lessor may from time to time designate to Lessee in writing. Basic Rent shall be due and payable by Lessee in installments in the amounts set forth in Item 7 of Schedule B and (except for the first payment of Basic Rent which shall be due and payable on the date of commencement of the Basic Term) shall be due and payable on the dates specified in Item 7 of Schedule B (Installment Payment Dates) and shall constitute Basic Rent for the periods specified in said Item 7. If any Installment Payment Date falls on a day which is not a Business Day, Basic Rent shall be due and payable on the immediately prior Business Day.


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                                                    Pennsylvania Lease Agreement

      (b) All amounts which Lessee is required to pay or discharge pursuant to this Lease in addition to Basic Rent (including, without limitation, any amounts payable as the purchase price for the Leased Property and any amount payable as liquidated damages hereunder), and amounts representing costs, expenses, liabilities and obligations due to or incurred by or on behalf of Lessor as a result of or in connection with the enforcement of any remedy or the exercise of any right by or on behalf of Lessor), and all amounts representing all other obligations of Lessee hereunder which could be discharged by Lessee with the payment of money (including, by way of example, pursuant to a contract for performance of such obligation with a third party), and after any applicable notice and/or cure periods whether or not Lessor or any other person has incurred any expense in connection therewith the exercise of any right by or on behalf of Lessor, together with every penalty, overdue interest and cost which may be added for nonpayment or late payment thereof, shall constitute additional rent hereunder (Additional Rent). If Lessee fails to perform any obligation hereunder within the time required hereunder which could be discharged by Lessee by the payment of money (including, by way of example, pursuant to a contract for performance of such obligation with a third party), and after any applicable notice and/or cure periods then, whether or not Lessor or any other person has incurred any expense in connection therewith in the exercise of any right by or on behalf of Lessee, immediately upon demand by Lessor, Lessee shall owe, as Additional Rent, hereunder the amount required to discharge such obligation, which amount shall be immediately due and payable. In the event of any failure by Lessee to pay or discharge any Additional Rent, Lessor shall have all rights, powers and remedies provided for herein or by law or otherwise in the case of nonpayment of Basic Rent. Lessee shall pay Additional Rent directly to the Person entitled thereto. Lessee also covenants to pay to Lessor on demand as Additional Rent, interest at a rate (the Overdue Rate), calculated on the basis of a 360-day year of twelve equal months, equal to the greater of (i) nine percent (9%) per annum or (ii) three and one-half percent (3.5%) per annum over the prime commercial lending rate announced from time to time by Citibank, N.A., or its successor, or if no longer in existence, a banking institution selected by Lessor with a net worth of at least $5,000,000,000, but in no event greater than the maximum rate not prohibited by applicable law, on (i) all overdue installments of Basic Rent from the due date thereof until paid in full, (ii) all overdue amounts of Additional Rent, arising out of obligations which Lessor shall have paid on behalf of Lessee pursuant hereto from the date of such payment by Lessor until paid in full and (iii) each other sum required to be paid by Lessee hereunder which is overdue, from the date such sum was due until the date received by the Person entitled thereto. Lessee also covenants to pay to Lessor on demand as Additional Rent, a late fee equal to five percent (5%) of any Basic Rent or Additional Rent which has not been paid within five (5) days after the same is due. In the event any Basic Rent or Additional Rent is collected by or through an attorney, as Additional Rent, Lessee agrees to pay all costs of collection, including, but not limited to attorney's fees and to reimburse Lessor for any costs of collection, including without limitation, attorney's fees, incurred by Lessor's Mortgagee.

      4. Use. Except as set forth below in this Article 4, Lessee shall continuously use the Leased Property as a manufacturing facility for its business. Any other use and the discontinuance of such use will be subject to the approval of Lessor, such approval not to be unreasonably withheld, provided that such other use or discontinuance (i) is consistent with the business uses of other properties located in the same general area as the Leased Property,
(ii) does not result in, or increase the likelihood of, a decline in the value of the Leased Property or materially increase the risk of loss to Lessor (such as by an increase in the potential exposure to


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                                                    Pennsylvania Lease Agreement

hazardous waste issues), (iii) does not violate any Legal Requirements, and (iv) does not impair Lessee's ability to obtain the policies of insurance required to be maintained by Lessee hereunder. Without limiting the foregoing, Lessee shall not fail to continuously use and operate the Leased Property for the use permitted hereunder if the Leased Property relies at any time upon so-called "grandfathering" under applicable zoning or similar land use laws and such failure could jeopardize the right to use the Leased Property in the future for the use permitted hereunder or the right to Restore the Improvements to their then-current condition after a Casualty.

      5. Net Lease; Nonterminability.

      (a) This Lease is an absolutely "net lease" and Lessee shall pay all Basic Rent and Additional Rent without notice, demand, counterclaim, set-off, deduction, or defense, and without abatement, suspension, deferment, diminution or reduction, free from any charges, assessments, impositions, expenses or deductions of any and every kind or nature whatsoever. All costs, expenses and obligations of every kind and nature whatsoever relating to the Leased Property and the appurtenances thereto and the use and occupancy thereof by Lessee or anyone claiming by, through or under Lessee as lessee hereunder which may arise or become due during or with respect to the Term shall be paid by Lessee. Lessee assumes the sole responsibility for the condition, use, operation, maintenance and management of the Leased Property and Lessor shall have no responsibility in respect thereof and shall have no liability for damage to the property of Lessee or any sublessee of Lessee or anyone claiming by, through or under Lessee for any reason whatsoever, unless such damage is caused by the negligence of Lessor or Lessor's agents, contractors, invitees or employees, provided, that such negligence shall not entitle Lessee to abate, suspend, defer, diminish or reduce the payment of Basic Rent and Additional Rent.

      (b) Without limiting the generality of the foregoing, during the Term of this Lease, Lessee shall perform all of the obligations of the sublessor under any subleases affecting all or any part of the Leased Property which Lessee may hereinafter enter into as sublessor to the extent that Lessee's failure to perform such obligations could result in the occurrence of an Event of Default under this Lease. Lessee acknowledges and agrees that its obligations hereunder, including, without limitation, its obligations to pay Basic Rent and Additional Rent, shall be unconditional and irrevocable under any and all circumstances and shall not be subject to cancellation, termination, modification or repudiation by Lessee. Except as expressly provided in paragraph (h) of Article 9, paragraph
(c) of Article 12, Article 20 and Article 23, this Lease shall not terminate. Lessee shall have no right to terminate this Lease, and shall perform all obligations hereunder, including the payment of all Basic Rent and Additional Rent, without notice, demand, counterclaim, set-off, deduction, defense or recoupment, and without abatement, suspension, deferment, diminution or reduction for any reason, including, without limitation, any past, present or future claims which Lessee may have against the Lessor, Lessor's Mortgagee, their respective successors and assigns or any other Person for any reason whatsoever; any defect in the Leased Property or any portion thereof, or in the title, condition, design, construction, durability or fitness for a particular use thereof; any damage to or destruction or loss of all or part of the Leased Property; any restriction, deprivation (including eviction) or prevention of, or any interference with or interruption of, any use or occupancy of the Leased Property (whether due to any defect in or failure of Lessor's title to the Leased Property, any lien or otherwise); any condemnation, requisition or other taking or sale of the use, occupancy or title to the Leased


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Property; any action, omission or breach on the part of Lessor under this Lease or under any other agreement between Lessor and Lessee, or any other indebtedness or liability, howsoever and whenever arising, of Lessor, any assignee of Lessor, or Lessee to any other Person, or by reason of insolvency, bankruptcy or similar proceedings by or against Lessor, or any assignee of Lessor, or Lessee; the inadequacy or inaccuracy of the description of the Leased Property or the failure to demise and let to Lessee the property intended to be leased hereby; Lessee's acquisition of ownership of the Leased Property (as to any obligation arising prior to or incident to such acquisition and any obligation intended to survive such acquisition including, without limitation, the payment of the full purchase price in strict accordance with the terms hereof); any sale or other disposition of the Leased Property; the impossibility or illegality of performance by Lessor or Lessee or both; the failure of Lessor to deliver possession of the Leased Property; any action of any Governmental Authority; or any other cause, whether similar or dissimilar to the foregoing, any Legal Requirement notwithstanding; it being the intention of the parties hereto that all Basic Rent and Additional Rent payable by Lessee hereunder shall continue to be payable in all events and in the manner and at the times herein provided, without notice or demand, unless the obligation to pay the same shall be terminated pursuant to the express provisions of this Lease.

      (c) Lessee will remain obligated under this Lease in accordance with its terms, and will not take any action to terminate, rescind or avoid this Lease for any reason, notwithstanding any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting Lessor, or any assignee of Lessor, or any action with respect to this Lease which may be taken by any receiver, trustee or liquidator, or any assignee of Lessor or by any court in any such proceeding. Lessee waives all rights at any time conferred by statute or otherwise to quit, terminate or surrender this Lease or the Leased Property or to any abatement, reduction, deferment or set-off of any Basic Rent, Additional Rent or other sum payable hereunder, or for damage, loss or expense suffered by Lessee on account of any cause referred to in this Article 5 or otherwise.

      6. Taxes and Other Charges; Law and Agreements.

      (a) Lessee shall pay and discharge, on or before the last day upon which the same may be paid without interest or penalty, all taxes, including any tax based upon or measured by gross rentals or receipts from the Leased Property, assessments, levies, fees, water and sewer rents, utility charges, all ground rents on or with respect to the Leased Property and other governmental and similar charges, including, without limitation, any payment in lieu of taxes, maintenance charges, vault charges, and license fees for the use of the vaults, chutes and similar areas adjoining the Land, and other governmental impositions, whether general or special, ordinary or extraordinary, foreseen or unforeseen, of any kind or nature whatsoever, and whether or not the same shall have been within the express contemplation of the parties hereto, and any interest and penalties thereon, which are levied or assessed or are otherwise due during the Term (collectively, Taxes and Impositions) against (i) Lessor (upon Lessee obtaining Actual Knowledge thereof) and which relate to Lessor's ownership of the Leased Property, the use, occupancy, operation or possession of the Leased Property or any part thereof or the transactions contemplated by this Lease, including, if applicable, (A) state franchise or doing business taxes or the like but only those relating to or resulting solely from Lessor's ownership of the Leased Property and not any other property or any other activity of Lessor, and only to the extent


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                                                    Pennsylvania Lease Agreement

described in the second succeeding sentence and, in any event, excluding any state income taxes (B) transfer taxes relating solely to the conveyance of the Leased Property to or from Lessee or its affiliates or in connection with the exercise of Lessor's or Lessor's Mortgagee's remedies after an Event of Default hereunder, (ii) the Leased Property or this Lease or the interest of Lessee or Lessor therein or herein, (iii) Basic Rent or Additional Rent or other sums payable by Lessee hereunder, (iv) the use, occupancy, construction, repair or rebuilding of the Leased Property or any portion thereof, or (v) gross receipts from the Leased Property. If any Taxes and Impositions levied or assessed against the Leased Property may legally be paid in installments, Lessee shall have the option to pay such Taxes and Impositions in installments; provided, however, that upon the termination of the Term Lessee shall pay any such Taxes and Impositions which it has been paying in installments in full, on or prior to such termination date. Nothing in this Lease shall require payment by Lessee of any franchise, estate, inheritance, succession, transfer (other than as set forth above), net income or profits taxes of Lessor (other than any gross receipts or similar taxes imposed or levied upon, assessed against or measured by the Basic Rent, Additional Rent or any other sums payable by Lessee hereunder or levied upon or assessed against the Leased Property), any taxes imposed by any Governmental Authority on, or measured by, the net income of Lessor, unless any such tax is in lieu of or a substitute for any other tax or assessment upon or with respect to the Leased Property, in which case such tax would be payable by Lessee hereunder. Lessee shall furnish Lessor and Lessor's Mortgagee with receipts (or if receipts are not available, with copies of cancelled checks evidencing payment with receipts to follow promptly after they become available) showing payment of Taxes and Impositions prior to the applicable delinquency date therefor, and, Lessee shall cause a tax service acceptable to Lessor and Lessor's Mortgagee to provide Lessor and Lessor's Mortgagee timely evidence of the payment by Lessee of such Taxes and Impositions. Except for Taxes and Impositions paid by Lessee in installments as set forth above, Taxes and Impositions which are payable by Lessee shall be apportioned between Lessor and Lessee as of the date on which this Lease terminates. Lessor shall endeavor to promptly forward to Lessee any tax bills received by Lessor that are Lessee's responsibility.

            Lessee shall establish and maintain the Tax and Insurance Reserve Fund by and pursuant to the terms of Article 13.

      (b) Lessee shall pay all charges for utility, communication and other services to the extent rendered or used during the Term on or about the Leased Property, whether or not payment therefor shall become due after the Term.

      (c) At Lessee's cost and expense, Lessee shall perform and comply with all Legal Requirements, whether or not such shall now exist or shall hereafter be enacted or promulgated, and whether or not such are within the present contemplation of Lessor or Lessee, whether or not such Legal Requirements shall necessitate structural changes, improvements, interference with use and enjoyment of the Leased Property, replacements or repairs, extraordinary as well as ordinary. Lessee shall, at Lessee's cost and expense, perform and comply with the terms of any easement granted or released pursuant to Article 21. Lessee shall, at its expense, comply with all provisions of insurance policies required pursuant to Article 13, and with the provisions of all contracts, agreements, instruments and restrictions affecting the Leased Property or any part thereof or its ownership, occupancy, use, operation or possession. Lessee shall comply with the


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terms of and perform its obligations under any consent of Lessee to any assignment of this Lease to Lessor's Mortgagee.

      (d) If no default or Event of Default exists, and following written notice to the Lessor and Lessor's Mortgagee, Lessee may contest (including through abatement proceedings), in good faith and at its expense, by appropriate legal proceedings, any Taxes or Impositions, and/or any Legal Requirement affecting the Leased Property, and to postpone payment of or compliance with the same during the pendency of such contest, provided that (i) the commencement and continuation of such proceedings shall suspend the collection thereof from, and suspend the enforcement thereof against, Lessor and the Leased Property, (ii) no part of the Leased Property nor any Basic Rent or Additional Rent shall be interfered with or shall be in danger of being sold, forfeited, attached or lost, (iii) Lessee shall promptly and diligently prosecute such contest to a final settlement or conclusion, (iv) there shall be no risk of the imposition of civil or criminal liability or penalty on Lessor or Lessor's Mortgagee for failure to comply therewith, (v) Lessee shall satisfy any Legal Requirements, including, if required, that the Taxes and Impositions be paid in full before being contested, and (vi) at Lessor's option, Lessee shall have furnished Lessor with such security as Lessor shall reasonably request to insure payment of Taxes and Impositions and compliance with Legal Requirements. Lessee shall pay any and all judgments, decrees and costs (including all attorneys' fees and expenses) in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest, costs and expenses thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof.

      7. Liens; Subordinations.

      (a) Lessee represents and warrants that on the date of delivery of this Lease, fee simple title to the Leased Property was vested in Lessor subject only to Permitted Encumbrances. Subject to the provisions of paragraph (d) of Article 6, Lessee will promptly, but in any event no later than the earlier of (i) forty-five (45) days after the existence thereof or (ii) 30 days after its Actual Knowledge of the filing thereof but in any event prior to the enforcement of the same, at its own expense remove and discharge of record, by bond or otherwise, any charge, lien, security interest or encumbrance upon the Leased Property, upon any Basic Rent, or upon any Additional Rent which arises for any reason or any other defect in title to Lessor's estate in the Leased Property (except for liens arising out of the act or omission of Lessor, its contractors or invitees or their directors, officers, employees or agents without the consent of Lessee), including all liens which arise out of Lessee's possession, use, operation and occupancy of the Leased Property, but not including any Permitted Encumbrances. Nothing contained in this Lease shall be construed as constituting the consent or request of Lessor, express or implied, to or for the performance by any contractor, laborer, materialman, or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Leased Property or any part thereof. Notice is hereby given that Lessor will not be liable for any labor, services or materials furnished or to be furnished to Lessee, or to anyone holding an interest in the Leased Property or any part thereof through or under Lessee, and that no mechanic's or other liens for any such labor, services or materials shall attach to or affect the interest of Lessor in and to the Leased Property. If Lessee shall fail to discharge any charge,


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lien, security interest or encumbrance within the time period permitted by this
Lease, Lessor may discharge the same by payment or bond or both, and Lessee will repay to Lessor, upon demand, any and all amounts paid therefor, or by reason of any liability on such bond, and also any and all reasonable incidental expenses, including reasonable attorneys' fees, incurred by Lessor in connection therewith together with interest on all such amounts calculated at the Overdue Rate.

      (b) This Lease shall be subject and subordinate to all present and future mortgages, deeds of trust, deeds to secure debt or other similar lien instruments, and as the same be renewed, amended, modified, consolidated, replaced or extended (individually, a Mortgage) on the Lessor's interest in the Leased Property and to all advances made upon the security thereof, provided that the holder of the Mortgage shall execute and deliver to Lessee an agreement
(SNDA), in form substantially similar to Schedule F hereto, providing that such holder will recognize this Lease and not disturb Lessee's possession of the Leased Property in the event of foreclosure if no Event of Default is then in existence; and concurrently therewith Lessee shall execute and deliver an estoppel certificate in form substantially similar to Schedule G hereto. Lessee agrees, upon receipt of such SNDA, to execute such further reasonable instrument(s) as may be necessary to subordinate this Lease to the lien of any such Mortgage, and also to execute such instrument(s) recognizing the assignment of this Lease or the Basic Rent, Additional Rent and other sums payable by Lessee hereunder to the holder of any such Mortgage.

      (c) Lessee agrees to attorn, from time to time, to the holder of each Mortgage and/or the holder of such subsequent mortgage, or any purchaser of the Leased Property, for the remainder of the Term, provided that such holder or such purchaser, shall then be entitled to possession of the Leased Property subject to the provisions of this Lease. The provisions of this subsection shall inure to the benefit of such holder or such purchaser, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the foreclosure of the Mortgage (in which event the parties shall execute a new lease for the remainder of the Term on the same terms set forth herein), shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Each such party, however, upon demand of the other, hereby agrees to execute, from time to time, instruments in confirmation of the foregoing provisions hereof, reasonably satisfactory to the requesting party acknowledging such subordination, non-disturbance and attornment as are provided herein and setting forth the terms and conditions of its tenancy.

      8. Indemnification; Fees and Expenses.

      (a) Lessee shall pay, and shall protect, defend and indemnify Lessor, Lessor's Mortgagee, each Certificate Holder and the Indenture Trustee, their respective successors and assigns, the beneficial owners of any of the foregoing and the members, trustees, beneficiaries, partners, shareholders, officers, directors, agents or employees of Lessor, Lessor's Mortgagee, each Certificate Holder and the Indenture Trustee, or any such successor or assign or beneficial owner (each an Indemnified Party and collectively, the Indemnified Parties), from and against and hold the Indemnified Parties harmless from all Liens (including, without limitation, liabilities, losses, damages, demands, claims, obligations, suits or other proceedings (including, by way of example, causes of action, litigation and defenses), settlement proceeds, fines, penalties, assessments, citations, directives, judgments, fees, costs, disbursements or other expenses of any kind or of any nature whatsoever (including, without limitation, attorneys',

                                                    Pennsylvania Lease Agreement

consultants', and experts' fees and disbursements actually incurred in investigating, defending, settling or prosecuting any claim, obligation, suit or other similar proceeding) which may be imposed on, incurred by or asserted or awarded against such Indemnified Party (Indemnified Liabilities) (a) arising or alleged to arise from or in connection with the condition, use, operation, maintenance, Restoration, subletting and management of the Leased Property and the appurtenances thereto, (b) relating to the Leased Property and the appurtenances thereto and the use and occupancy thereof by Lessee or anyone claiming by, through or under Lessee, or (c) arising or alleged to arise from or in connection with any of the following events: (i) any injury to, or death of, any person or any damage to or loss of property on or adjacent to the Leased Property or growing out of or directly or indirectly connected with, ownership, use, nonuse, occupancy, operation, possession, condition, construction, repair or Restoration of the Leased Property or adjoining property, sidewalks, streets or ways or resulting from the condition of any thereof; (ii) any claims by third parties resulting from any violation or alleged violation, performance or failure to perform by Lessee of (A) any provision of this Lease, or (B) any Legal Requirement, including Legal Requirements which, by the terms of this Lease, Lessee has agreed to perform on Lessor's behalf, or (C) any other lease or agreement relating to the Leased Property, or (D) any contract or agreement to which Lessee is a party or any restriction, law, ordinance or regulation, affecting the Leased Property or the ownership, use, nonuse, occupancy, condition, operation, possession, construction, repair or Restoration thereof or of adjoining property, sidewalks, streets or ways; (iii) any contest permitted by Article 6; (iv) Lessee's failure to pay in accordance with the terms and provisions hereof any item of Additional Rent or other sums payable by Lessee hereunder, or (v) any sublease or assignment of Lessee's rights hereunder. Lessee shall not be liable in any case to any Indemnified Party for any liabilities, obligations, claims, damages, penalties, causes of action, costs or expenses to the extent that they result from the gross negligence or willful misconduct of such Indemnified Party. If Lessor, Lessor's Mortgagee, or any agent of Lessor or Lessor's Mortgagee, or any other Indemnified Party, shall be made a party to any such litigation commenced against Lessee, and if Lessee, at its expense, shall fail to provide Lessor or Lessor's Mortgagee or its agent or other Indemnified Party with counsel reasonably approved by such party, Lessee shall pay all costs and reasonable attorney's fees and expenses incurred or paid by Lessor or Lessor's Mortgagee or its agent or other Indemnified Party in connection with such litigation.

      (b) The representations, warranties and obligations of Lessee, and the rights and remedies of each Indemnified Party under this Article 8, are in addition to and not in limitation of any other representations, warranties, obligations, rights and remedies provided in this Lease or otherwise at law or in equity, and shall survive the expiration or termination of this Lease.

      9. Environmental Matters.

      (a) Lessee represents and warrants and covenants to the Indemnified Parties that:

            (i) at all times during the Term of this Lease, (x) the Leased Property, Lessee, all sublessees and any assignees of Lessee, and all other parties claiming by, through, or under Lessee, shall comply with all applicable Environmental Laws; (y) Lessee, all sublessees and any assignees of Lessee, and all other parties claiming by, through, or under Lessee, shall have obtained all Permits, licenses, and any other authorizations required to conduct its or their operations at the Leased Property that are required under all applicable Environmental Laws and

                                                    Pennsylvania Lease Agreement

Lessee, all sublessees and any assignees of Lessee, and all other parties claiming by, through, or under Lessee, shall be in compliance with the same; and
(z) Lessee shall remove and dispose of any Hazardous Substances present on the Leased Property not in compliance with applicable Environmental Laws;

            (ii) the Leased Property is in compliance with applicable Environmental Laws; no Hazardous Substances are or have been discharged, generated, treated, disposed of, or stored on, incorporated in or removed or transported from the Leased Property except in compliance with applicable Environmental Laws or as disclosed in the Environmental Site Assessment. No notices, complaints or orders of violation or non-compliance of any nature whatsoever regarding alleged violations of, or strict liability under, Environmental Laws have been issued to Lessee or, to the best of its Actual Knowledge, to any Person regarding the Leased Property, and Lessee has no Actual Knowledge that any environmental investigation by any Governmental Authority nor any legal action by a private party is pending or threatened, in each case with regard to the Leased Property or any use thereof or any alleged violation of Environmental Laws with regard to the Leased Property; no liens have been placed upon the Leased Property in connection with any actual or alleged liability under any Environmental Laws;

            (iii) the Leased Property has not been used by Lessee or, to the best of Lessee's knowledge after reasonable inquiry, by any other Person and will not be used during the Term of this Lease to generate, manufacture, refine, produce or process any Hazardous Substance or to store, handle, treat, dispose, transfer or transport any Hazardous Substance other than normal and lawful uses of such Hazardous Substances in compliance with Environmental Laws which activities have not had and will not have any material adverse effect upon the Leased Property;

            (iv) no pits, lagoons, ponds, or other surface impoundments, above ground tanks or other containment structures have been or will be constructed, operated or maintained in or on the Leased Property in violation of applicable Environmental Laws and no underground storage tanks are or will be constructed, operated or maintained in or on the Leased Property; to the best of Lessee's knowledge after due inquiry, there is presently no asbestos nor asbestos-containing material (except commercially produced product in non-friable bonded form in floor, ceiling or wall materials which is in good condition, the presence of which complies with all Environmental Laws) nor any PCB-containing equipment, including PCB-containing transformers, located in, on, at or under the Leased Property nor will any of the foregoing be located in, on, at or under the Leased Property at any time during the Term of this Lease. At Lessor's request, Lessee shall maintain and implement a written asbestos-containing material operations and maintenance program for any identified or presumed asbestos-containing materials, such written program to be in form and content reasonably acceptable to Lessor;

            (v) other than lawful quantities in connection with Lessee's use of the Leased Property in compliance with Environmental Laws, the Leased Property is free of Hazardous Substances at, in, on, over or under the Leased Property, regardless of the source of any such Hazardous Substances; and

            (vi) to Lessee's Actual Knowledge, the Environmental Site Assessment is true, correct and complete, and contains no misstatement of fact or omission of any fact which would make the statements contained therein untrue, incomplete or misleading in any material respect as of the date hereof.

      (b) Promptly upon obtaining Actual Knowledge thereof, Lessee shall give to Lessor and Lessor's Mortgagee notice of the occurrence of any of the following, in each case relating to the Leased Property or the use, occupancy or operation thereof in respect of any Environmental Law: (i) the failure of the Leased Property, Lessee, any sublessee or assignee of Lessee or invitee of Lessee, or any other party claiming by, through, or under Lessee, to comply therewith in any manner whatsoever; (ii) the issuance to Lessee, or any sublessee of any portion of the Leased Property or any assignee of Lessee, or any other party claiming by, through, or under Lessee, of any notice, complaint or order of violation or non-compliance therewith of any nature whatsoever; (iii) any notice of a pending or threatened investigation thereunder; (iv) any notice from any Governmental Authority requiring any corrective action with respect to the Leased Property thereunder; or (v) any notice or other communication with respect to a pending or threatened governmental or private party action relating to violation thereof.

      (c) At any time (i) if a Release of Hazardous Substances has occurred on, from or affecting the Leased Property in violation of Environmental Laws an adverse change in the environmental condition of the Leased Property has occurred or been discovered, and if Lessee shall not (A) diligently commence to cure such condition, to the extent necessary to meet Legal Requirements, to comply fully with applicable Environmental Laws, and to prevent a material diminution in the fair market value of the Leased Property related to the environmental condition, within 30 days after Lessee becomes aware of such Release of Hazardous Substances or such adverse change (or such shorter period as may be required by law or in the event of an emergency) and (B) thereafter diligently prosecute to completion such cure, or (ii) after an Event of Default has occurred and is continuing under this Lease, or (iii) if Lessor or Lessor's Mortgagee has reasonable cause to believe that Lessee is in default under this
Article 9, Lessor or Lessor's Mortgagee may cause to be performed or direct Lessee to cause to be performed an environmental audit or site assessment of the Leased Property and the then uses thereof reasonable in scope under the circumstances, and may take such reasonable actions as it may deem necessary to remediate or cure such condition or to cause the Leased Property to comply with any Legal Requirement. Such environmental audit or site assessment shall be performed by an engineer qualified by law and experience to perform the same and satisfactory to Lessor, shall include a review of the uses of the Leased Property and compliance of the same with all Environmental Laws, and shall include an estimate of the cost to cure any breach or default in Lessee's covenants hereunder. All costs and expenses incurred by Lessor and Lessor's Mortgagee in connection with such environmental audit or assessment and any remediation required shall be paid by Lessee upon demand, and shall bear interest at the Overdue Rate from the date such cost is incurred until the date it is paid. Such audit or assessment shall be addressed to Lessor and Lessor's Mortgagee and shall provide expressly that they can rely on its findings.

      (d) Subject to the provisions of paragraph (d) of Article 6 hereof, in the event of a violation of or the discovery of a violation of any Environmental Law by Lessee, any sublessee of any portion of the Leased Property, any assignee of Lessee or any invitee of Lessee, or any

                                                    Pennsylvania Lease Agreement

other Person claiming by, through, or under Lessee, or resulting from Lessee's failure to comply with this Article 9, Lessee shall promptly perform all remedial actions to clean up, contain, or remove any Hazardous Substances on, under or in the Leased Property in accordance with, and as required by, applicable Environmental Laws to restore the Leased Property to its pre-contamination condition and otherwise to cure any such violation of any Environmental Law, all at Lessee's sole cost and expense. Lessee shall determine the nature and scope of all such required remedial actions within 30 days (or if not possible within such 30 days, the shortest practical time period) after obtaining Actual Knowledge of any such violation and shall complete all such actions within 120 days following the date that the nature and scope of such required remedial actions are identified, provided that if such remedial actions cannot be completed with diligence within such 120 day period, and so long as Lessee is performing such remedial actions with due diligence, the time within which such remedial actions may be completed shall be extended for such period as may be reasonably necessary to complete such remedial action with diligence, provided the same shall be subject to Lessor's approval and consistent with Legal Requirements. If Lessee fails to perform the necessary remedial actions as required hereby within the time periods set forth herein, Lessor or Lessor's Mortgagee may, but shall not be obligated to, cause the Leased Property to be freed from Hazardous Substances or otherwise brought into compliance with Environmental Laws and any reasonable costs and expenses actually incurred by Lessor or Lessor's Mortgagee in connection therewith, together with interest at the Overdue Rate from the date incurred until actually paid by Lessee, shall constitute Additional Rent and shall be immediately due and payable on demand. Lessee grants to Lessor and Lessor's Mortgagee access to the Leased Property and a license to remove any Hazardous Substances and to do all things Lessor or Lessor's Mortgagee deems necessary to bring the Leased Property into compliance with Environmental Laws. If, as a result of any such violation, a lien attaches to the Leased Property that takes priority over the lien of the Mortgage, Lessee shall promptly, and in any event within 10 days after the attachment of any such lien, discharge or contest such lien in accordance with Article 6(d) and post a bond or deposit an irrevocable letter of credit with Lessor's Mortgagee, in either event satisfactory in form and substance and with a surety or obligor satisfactory to Lessor's Mortgagee and in an amount sufficient to discharge such lien.

      (e) In addition to, and not in limitation of, any indemnity contained in
Article 8, Lessee agrees to indemnify, defend and hold harmless each Indemnified Party from and against any and all Indemnified Liabilities which may be suffered or incurred by, or asserted against such Indemnified Party to the extent arising directly or indirectly out of (i) the use, storage, transportation, disposal, treatment, Release, threatened Release, discharge, emission, generation or presence of any Hazardous Substances at, from, on, over, under or in the Leased Property, regardless of whether occurring before, during or after the Term of this Lease and regardless of the source of any such Hazardous Substances, or
(ii) any default in the performance of any obligation under this Article 9 or any violation of any Environmental Law with respect to the Leased Property or by Lessee or any Person claiming by, through or under Lessee, or resulting from Lessee's failure to comply with this Article 9.

      (f) The representations, warranties and obligations of Lessee, and the rights and remedies of each Indemnified Party under this Article 9, are in addition to and not in limitation of any other representations, warranties, obligations, rights and remedies provided in this Lease or otherwise at law or in equity.

      (g) The obligations and liabilities of Lessee with respect to each Indemnified Party, actual or contingent, under this Article 9 and relating to the period through the end of the Term, whether arising before, during or after the Term, shall survive such termination of this Lease or the abandonment of the Leased Property by Lessee, or any acquisition or disposition of the Leased Property except with respect to events and circumstances resulting solely from the acts of any Person other than Lessee, any Affiliate of Lessee, or any Person claiming by or through Lessee or any such Affiliate and occurring after the foreclosure of the lien of the Mortgage and the sale of the Leased Property pursuant to such foreclosure.

      (h) If an Event of Default occurs under this Article 9, then in addition to and not in limitation of all other rights of Lessor hereunder Lessor may, by written notice to Lessee which makes specific reference to the offer provisions hereafter provided for, require Lessee to make, and Lessee shall be deemed to have made, a rejectable offer to purchase the Leased Property in the manner and under the terms of Article 15 on the Installment Payment Date first occurring thirty (30) days after Lessor's acceptance of such offer, for a purchase price equal to the Termination Value as of the date of such purchase plus the Reinvestment Premium on said Termination Value. Lessor shall have sixty (60) days to accept or reject such offer and if it fails to act, it shall be deemed to have accepted such offer. If Lessor accepts such offer, then Lessee shall purchase the Leased Property on an Installment Payment Date specified by Lessor not less than 30 nor more than 90 days after the giving of the Article 9 Notice for a purchase price equal to the Termination Value as of the date of such purchase plus the Reinvestment Premium on said Termination Value.

      10. Maintenance and Repair; Additions.

      (a) Intentionally Omitted.

      (b) Intentionally Omitted.

      (c) Lessee will, at its cost and expense, keep and maintain the Leased Property, including the Improvements and any altered, Restored, additional or substituted buildings and other improvements, in the same condition as on the date of this Lease (and with respect to and any additions or alterations thereto, in the same condition as on the date of completion thereof in accordance with the provisions of this Lease), ordinary wear and tear excepted, and (except as otherwise provided in paragraph (c) of Article 12) will make all structural and non-structural, and ordinary and extraordinary changes, repairs and replacements, foreseen or unforeseen, which may be required, whether or not caused by its act or omission, to be made upon or in connection with the improvements to the Leased Property in order to keep the same in such condition, including taking action necessary to maintain the Leased Property in compliance with Legal Requirements and Environmental Laws. Lessee shall keep the Leased Property orderly and free and clear of rubbish and shall not commit or suffer any waste of the Leased Property. Lessor shall not be required to maintain, alter, repair, rebuild or replace any improvements on the Leased Property or to maintain the Leased Property, and Lessee expressly waives the right to make repairs at the expense of Lessor or to terminate this Lease because of Lessor's failure to so maintain or repair pursuant to any Legal Requirements at any time in effect. Lessor shall have no obligation to incur any expense of any kind or character in connection with the management, operation or maintenance of the Leased Property during the Term of the Lease. Lessee shall use

                                                    Pennsylvania Lease Agreement

and operate the Leased Property or cause it to be used and operated only by personnel authorized by Lessee and Lessee shall use reasonable precautions to prevent loss or damage to the Leased Property from Casualty.

      (d) If any Improvements shall encroach upon any property, street or right-of-way adjoining or adjacent to the Leased Property, or shall violate any restrictive covenant affecting the Leased Property or any part thereof, or shall impair the rights of others under or obstruct any easement or right-of-way to which the Leased Property is subject, then, promptly after the written request of Lessor or any Person affected by any such encroachment, violation, impairment or obstruction, Lessee shall, at its expense, either (i) obtain effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation, impairment or obstruction or (ii) make such changes in the Improvements and take such other action as shall be necessary to remove such encroachments or obstructions and to end such violations or impairments, including, if necessary, the alteration or removal of any Improvement. Any such alteration or removal shall be made to the same extent as if such alteration or removal were an alteration under the provisions of paragraphs (e) or (h) of this Article 10 and there shall be no abatement of rent by reason of such alteration or removal.

      (e) Lessee shall have the right (i) to make non-structural alterations, modifications or improvements to the Improvements and the Land the cost of which in any instance is $450,000 or less and (ii) to make any other alterations, additions, modifications or improvements to the Leased Property whether or not structurally integrated with the existing Improvements, the cost of which is any instance is $450,000 or less (any matter described in clauses (i) or (ii) being a Minor Addition) without Lessor's consent; provided, however, that prior to commencing any Minor Addition, Lessee shall have delivered to Lessor (A) if the Minor Addition involves alterations, modifications, improvements or additions which will affect the structural elements or building systems of the Improvements, a certificate of a structural engineer licensed in the state in which the Leased Property is located and (B) a certificate of an officer of Lessee certifying that such Minor Addition, if constructed in accordance with the proposed plans and specifications, will not adversely affect the structural integrity of the Improvements or materially impair the utility, fair market value, useful life or operation of the Leased Property and will conform with the character and quality of the existing Improvements and all Legal Requirements. All alterations and additions will be constructed in a good and workmanlike manner using a quality of material and workmanship at least as good as to the original work or installation of the Improvements and in compliance with all applicable Legal Requirements and will be completed in a commercially reasonable time period. Each alteration and addition shall be made at the sole cost and expense of Lessee, may not be encumbered by Lessee and (other than Trade Fixtures) shall become the property of Lessor and subject to this Lease. No Minor Addition or any other alteration or addition which does not satisfy all of the foregoing requirements of this subparagraph (e) shall be made without Lessor's written consent in Lessor's sole discretion.

      (f) Intentionally omitted.

      (g) Intentionally omitted.

                                                    Pennsylvania Lease Agreement

      (h) All work done in accordance with this Article 10 shall comply with the requirements of all Policies required to be maintained by Lessee hereunder.

      (i) Lessee agrees that all of the Improvements shall be deemed real property and fixtures owned by Lessor. In furtherance of the foregoing, Lessee hereby grants, conveys and transfers to Lessor any and all of Lessee's right title and interest in and to the Improvements (whether now existing or hereafter constructed). Lessee agrees that any and all Improvements of whatever nature at any time constructed, placed or maintained upon any part of the Land shall be and remain the property of Lessor, subject to Lessee's rights under this Lease. Lessee agrees to execute, acknowledge and deliver and file all documents reasonably necessary or appropriate to effect the purposes of this paragraph 10(i).

      11. Trade Fixtures. Lessor acknowledges and agrees that the items of trade fixtures, machinery and equipment described in Schedule E (but specifically excluding Improvements, building systems and other replacements of fixtures, machinery and equipment which are the property of Lessor) hereto are and shall remain the property of Lessee (Trade Fixtures) and be treated as "trade fixtures" for the purposes of this Lease and Lessee may remove the same from the Leased Property at any time prior to the termination of this Lease, provided that Lessee shall repair any damage to the Leased Property resulting from such removal. Lessee may, at its own cost and expense, install or place or reinstall or replace upon or remove from the Leased Property any such Trade Fixtures. Any such Trade Fixtures shall not become the property of Lessor and Lessor agrees to promptly execute instruments reasonably satisfactory to Lessor confirming the same. Replacements of fixtures, machinery and equipment which are property of the Lessor shall be of at least equal quality to the replaced fixtures, machinery and equipment when the replaced items were new.

      12. Condemnation and Casualty.

      (a) Lessee hereby assumes all risk of loss, damage or destruction, whether
(i) by fire or hazard or other casualty, or the theft of all or any portion of the Leased Property (a Casualty) or (ii) by taking, condemnation, seizure, confiscation, requisition or other taking or sale of the use, access, occupancy, easement, rights to or title of all or any portion of the Leased Property, whether permanent or temporary, by or on account of any actual or threatened eminent domain proceedings or other action by any Governmental Authority or any transfer in lieu or in anticipation thereof (a Taking; a Taking and a Casualty are each sometimes referred to as a Destruction). Lessee hereby assigns to Lessor any award or insurance or other payment to which Lessee may become entitled by reason of its interest in the Leased Property (other than any award or insurance or other payment made to Lessee specifically made for interruption of business, moving expenses or Trade Fixtures; hereinafter referred to as Lessee's Loss), if the Leased Property, or any portion thereof, is damaged, destroyed, lost or taken in a Taking or a Casualty. If a Destruction with respect to the Leased Property occurs, the Lessee shall give Lessor and Lessor's Mortgagee prompt written notice thereof, and describe in reasonable detail in each case the circumstances of the Taking or Casualty and the damage to or loss of the Leased Property. So long as no Event of Default has occurred and is continuing, Lessee shall at its cost and expense, in the name and on behalf of the Lessor, Lessee, Lessor's Mortgagee or otherwise, appear in any such proceeding or other action, negotiate, accept and prosecute any claim for any award, compensation, insurance proceeds or other payment on account of any such Casualty or

                                                    Pennsylvania Lease Agreement

Taking and, subject to paragraph (b) below, cause each such award, compensation, insurance proceeds or other payment to be paid to Lessor's Mortgagee, if any, and otherwise to Lessor. Lessee shall use commercially reasonable efforts to achieve the maximum award or other recoveries obtainable under the circumstances. Any negotiated awards, settlement or recoveries shall be subject to Lessor's and Lessor's Mortgagee (if any) prior written approval. Lessor may appear in any such proceeding or other action in a manner consistent with the foregoing and the costs and expenses of any such appearance shall be borne by Lessee and payable to Lessor as Additional Rent. Lessee shall promptly inform Lessor of all settlement offers. If an Event of Default has occurred and is continuing, Lessor shall have the exclusive right (subject to the consent rights of Lessor's Mortgagee, if any) at Lessee's cost to negotiate, adjust and settle awards, settlements and recoveries without Lessee's approval.

      (b) After giving notice of a Destruction under the provisions of Paragraph 12(a) hereof, Lessee shall, at Lessee's own cost and expense, proceed with diligence and promptness (i) to carry out any work necessary to make the Leased Property safe and secure, and (ii) Restore the Leased Property. All Restoration shall be to restore, repair, replace, rebuild and/or improve the Leased Property in order to restore the Leased Property, as nearly as practicable, to a condition and fair market value not less than the condition required to be maintained hereunder and fair market value immediately prior to such Destruction. All construction work shall be undertaken and completed in the same manner as if the same were undertaken pursuant to paragraph (e) of Article 10, and shall be subject to the reasonable requirements of Lessor and Lessor's Mortgagee as provided for in clause (ii) below. Promptly upon completion of any Restoration, Lessee shall inform, in writing, Lessor and Lessor's Mortgagee of the same. The foregoing obligations of Lessee so to Restore the Leased Property shall not be applicable (but the foregoing obligations of Lessee to make the Leased Property safe and secure shall be applicable) if Lessee has made an offer to purchase the Leased Property pursuant to paragraph (c) below.

Basic Rent and Additional Rent shall not abate hereunder by reason of any Destruction affecting the Leased Property, and this Lease shall continue in full force and effect and Lessee shall continue to perform and fulfill all of Lessee's obligations, covenants and agreements hereunder notwithstanding such Destruction.

The Net Award shall be applied to effect compliance with Lessee's obligations hereunder. Before commencement of any Restoration and at all times during Restoration, if the undisbursed portion of the Net Award is less than the estimated hard and soft costs to Restore the Improvements to the condition required in this paragraph (b), as reasonably determined by Lessor, at Lessee's expense, then, unless such estimated cost is less than the Restoration Threshold Amount, Lessee shall deposit the amount by which such estimated cost to Restore exceeds the Net Award with the Depositary (as defined below) or shall post an equivalent bond or other security satisfactory in form and substance to Lessor and Lessor's Mortgagee issued by a surety, bank or other Person satisfactory to Lessor and Lessor's Mortgagee, whereupon such deposit or bonded amount shall be part of the Net Award for purposes of paragraph (c) of this Article 12. If the Net Award does not exceed $100,000 (the Restoration Threshold Amount), then the Net Award shall be promptly paid to Lessee to be applied to the repair and rebuilding required by this paragraph (b). If the Net Award exceeds the Net Restoration Threshold Amount then:

                                                    Pennsylvania Lease Agreement

            (i) the full amount thereof shall be paid to a depositary (the Depositary). The Depositary shall be Lessor's Mortgagee or a servicer of the loan held thereby, or a bank or trust company selected by Lessor and approved by Lessor's Mortgagee which has a credit rating from S&P or Moody's (or any successor to either entity) of "A" or "A2", respectively, or better. The Depositary shall have no affirmative obligation to prosecute a determination of the amount of, or to effect the collection of, any insurance proceeds or condemnation award or awards. Moneys so received by the Depositary shall be held by the Depositary in trust separately for the uses and purposes provided in this Lease. To the extent not available to be paid from the Net Award, fees and expenses payable to the Depositary shall be paid by Lessee as Additional Rent.

            (ii) Payments of the Net Award for the actual costs and expenses incurred by Lessee in connection with such Restoration shall be made to Lessee from time to time by the Depositary after written notice to the Depositary, with a copy to Lessor, setting forth in reasonable detail and with reasonable supporting materials all of such costs and expenses actually incurred by Lessee. Lessee shall comply with the reasonable requirements of Lessor and Lessor's Mortgagee, if any, with respect to the distribution of any Net Award by the Depositary, including without limitation that no Event of Default shall have occurred and be continuing hereunder, that all plans and specifications shall have been reviewed and approved by Lessor and Lessor's Mortgagee, that Lessee proceeds promptly after the Net Award's delivery to the Depositary to Restore the Leased Property in accordance with the requirements of this Article 12 and paragraphs (e) and (h) of Article 10 hereof, that disbursements by the Depositary shall not be more frequent than monthly in an amount not exceeding the hard and soft costs of Restoration incurred since the previous disbursement (less any retainage to be retained by Lessee with respect thereto) and that disbursements shall be conditioned upon, inter alia, the delivery of lien waivers, architect's certificates and title insurance endorsements.

      (c) Notwithstanding the foregoing, (i) if there is any Destruction and in Lessor's reasonable opinion such Destruction entails the loss of more than 50% of the value of the Improvements, or (ii) at the time of any such Destruction or at any time thereafter until the Restoration of the Leased Property is completed pursuant to this Article 12, there shall be an Event of Default under this Lease, (iii) Lessee (or its successor or assign) has made or been deemed to have made a rejectable offer under paragraph (c) of Article 12 of that certain lease of property in Brewton, Alabama of even date herewith between Lessee and CRICIPECAL LLC (the Alabama Lease), or (iv) after any Destruction, Lessee fails to Restore the Leased Property by the Outside Restoration Date (hereafter defined), then, at the option of Lessor, upon notice from Lessor of any such event which makes reference to this Article 12(c) and the invocation of the offer provisions hereafter provided for, Lessor may require Lessee to make and Lessee shall be deemed to have made a rejectable offer to Lessor to purchase the Leased Property, together with any Net Award not actually received by Lessor's Mortgagee, if any (or, if none, Lessor), in the manner and under the terms of
Article 15 on the Installment Payment Date first occurring thirty (30) days after Lessor's acceptance of such offer, for a purchase price equal to the Termination Value as of the date of purchase, plus, if clause (c)(ii) above applies, the Reinvestment Premium, less in all events the Net Award actually received by Lessor's Mortgagee, if any (or, if none, Lessor). Lessor shall have sixty (60) days after such offer to accept or reject it, and if it fails to act, it shall be deemed to have accepted such offer. If Lessor rejects any offer under this paragraph (c) (which rejection shall not be effective without the consent of Lessor's Mortgagee), this Lease shall terminate on the Installment Payment Date

                                                    Pennsylvania Lease Agreement

first occurring thirty (30) days after such rejection, and the entire Net Award shall be retained by Lessor's Mortgagee, subject to the rights of Lessor.

            The "Outside Restoration Date" shall mean 18 months after the Destruction occurs, subject to extension by Lessor of not more than 6 months to the extent that Restoration is delayed due to acts of God, strikes, unavailability of materials, or further Destruction.

      (d) Notwithstanding any other provision to the contrary contained in this
Article 12, in the event of a temporary Taking, this Lease shall remain in full force and effect (including without limitation the obligation of Lessee to continue to pay Basic Rent and Additional Rent) and the Lessee shall be obligated to continue to pay Basic Rent and Additional Rent and Lessee shall be entitled to the Net Award paid for such temporary condemnation; except that any portion of the Net Award allocable to the time period after the expiration or termination of the Term shall be paid to Lessor. The provisions of this Article 12 shall supersede any contrary provisions in any statute or law.

      13. Insurance.

      (a) Lessee shall, at its cost and expense, maintain or cause to be maintained valid and enforceable insurance of the following character and shall cause to be delivered to Lessor and Lessor's Mortgagee annual certificates of the insurers as to such coverage and shall comply with the requirements of this
Article 13 (Insurance Requirements):

            (i) "All Risks of Physical Loss" property insurance covering the Leased Property and all replacements and additions thereto, and all building materials and other property which constitute part of the Leased Property in a manner consistent with insurance maintained by Lessee on properties similar to the Leased Property and in any event in amounts not less than one hundred percent (100%) of the full replacement value of the Leased Property less Land and other uninsurable items, subject to an agreed value endorsement, together with an endorsement providing for law and ordinance coverage in an amount equal to at least twenty-five percent (25%) of the full replacement value of all Improvements, all of such insurance to have a deductible not greater than $25,000.00.

            (ii) Commercial general liability insurance covering legal liability on an "occurrence" basis against claims for bodily injury, death or property damage, occurring on, in or about the Leased Property and the adjoining land, streets, sidewalks or ways occurring as a result of construction and use and occupancy of facilities located on the Leased Property or as a result of the construction thereof or the use of products or materials manufactured, processed, constructed or sold, or services rendered, on the Leased Property, in the minimum amount of $5,000,000 (or such higher amount as Lessor may reasonably require from time to time) with respect to any one occurrence, accident or disaster or incidence of negligence and with a maximum deductible of $5,000.00.

            (iii) Worker's compensation insurance (or other similar insurance or self insurance program permitted and in compliance with the Legal Requirements of the state in which the Leased Property is located) covering all Persons employed in connection with any work done on or about the Leased Property with respect to which claims for death or bodily


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                                                    Pennsylvania Lease Agreement

injury could be asserted against Lessor, Lessee or the Leased Property, complying with Legal Requirements.

            (iv) if any portion of the Leased Property is located in an area designated by the Federal Emergency Management Agency as having special flood and mudslide hazards, flood insurance in the maximum available amount under the Flood Disaster Protection Act of 1973 and otherwise meeting the requirements of the Federal Insurance Administration.

            (v) Loss of rent insurance in amounts sufficient to compensate Lessor for all Basic Rent, Additional Rent and other amounts payable hereunder for a period of not less than twenty-four (24) months, the amount of such coverage to be adjusted annually to reflect the Basic Rent, Additional Rent and other amounts payable during the succeeding twenty-four (24) month period.

            (vi) At all times during which construction, repairs or Restoration are being made with respect to the Improvements, the insurance provided for in subsection (i) written on a so-called builder's risk completed value form on a non-reporting basis, including permission to occupy the Leased Property, and with an agreed-amount endorsement waiving co-insurance provisions.

            (vii) Broad form general boiler and machinery insurance (without exclusion for explosion) covering physical damage to the Leased Property and to the major components of any central air conditioning ventilation systems, steam boilers, pipes, turbines, engines or similar apparatus in an amount which is not less than one hundred percent (100%) of the full replacement value of the Leased Property.

            (viii) Such other insurance, in such amounts, against such risks, and with such other provisions as is customarily and generally maintained by operators of similar properties including war risk insurance (at and during such times as war risk insurance is commonly obtained in the case of property similar to the Leased Property), when and to the extent obtainable from the United States Government or any agency thereof.

Unless otherwise approved by Lessor (Lessor acknowledging that as of the date hereof it has approved Fireman's Fund Insurance Company but has reserved the right to revoke such approval in its discretion upon thirty (30) days' notice to Lessee), all policies of insurance required hereunder (individually a "Policy," and collectively, the "Policies") shall be written by insurance companies with a financial performance rating of not less than "A" and a financial size category of not less than "XI" as rated in the most currently available Best's Insurance Reports, having an insurer financial strength rating from S&P of "A" or better (but only if S&P actually ascribes an insurer financial strength rating to such insurer at such time), having an insurance financial strength rating from Moody's of "A1" or better (but only if Moody's actually ascribes an insurance financial strength rating to such insurer at such time) which are considered equivalent to NAIC 1 or other rating designation acceptable to the Securities Valuation Office of the National Association of Insurance Commissioners and which are legally qualified to issue such insurance in the state where the Leased Property is located, and otherwise reasonably satisfactory to Lessor and Lessor's Mortgagee.


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                                                    Pennsylvania Lease Agreement

Insurance certificates evidencing the coverage required above shall be deposited with the Lessor by Lessee on the date hereof and thereafter no less frequently than annually. With respect to the policies described under subparagraphs (i)
(ii), (iv), (v), (vi) and, if applicable, (viii), the Lessee also shall deliver insurance certificates evidencing the coverage required under said subparagraphs to the Lessor's Mortgagee, naming the Lessor's Mortgagee as the certificate holder. The form and substance of such certificates shall be satisfactory to Lessor and Lessor's Mortgagee and shall be issued by the insurer.

All policies of property insurance provided for herein shall name the Lessor as loss payee and Lessor's Mortgagee as loss payee, mortgagee and additional insured, as its interest may appear, and all liability policies shall name the Lessor and the Lessor's Mortgagee as loss payee, mortgagee and additional insured, as their respective interests may appear and the policies required under subparagraphs (i), (iv) and (v) above shall identify the Lessor as having an insurable interest in the Leased Property, specifically owner of the Leased Property. In addition, all policies of property insurance required under this Lease shall contain a standard mortgagee clause form endorsement naming the Lessor's Mortgagee as loss payee, mortgagee and additional insured; and any provisions in such property insurance for risk retention by Lessee shall be subject to the approval of Lessor and Lessor's Mortgagee. All policies required under this Article 13 shall provide that (i) the insurance evidenced thereby shall not be canceled or modified without at least thirty (30) days' prior written notice from the insurance carrier to the Lessor and the Lessor's Mortgagee, (ii) no act or omission on the part of the Lessee shall invalidate the coverage as to the Lessor and no act or omission on the part of the Lessor or the Lessee shall invalidate the coverage as to the Lessor's Mortgagee and
(iii) no claims shall be paid thereunder without ten (10) days' advance written notice to the Lessor and the Lessor's Mortgagee. Furthermore, the Lessee shall be required to deliver certificates of all insurance required under this Article 13 at least thirty (30) days prior to the earlier of the expiration of the existing insurance period or the due date for all premiums for the renewal of such policies. All insurance policies and endorsements shall be fully prepaid and nonassessable. The Lessee shall not obtain any separate or additional insurance which is contributing in the event of loss unless the Lessor and the Lessor's Mortgagee are each insured thereunder (as their interests may appear) and the policies therefor are satisfactory to the Lessor and the Lessor's Mortgagee.

      (b) Any Net Award remaining after Lessee has Restored the Leased Property pursuant to paragraph (b) of Article 12 shall be paid to Lessor, except to the extent payable to Lessor's Mortgagee pursuant to any agreement between Lessor and Lessor's Mortgagee.

      (c) Every insurance policy maintained pursuant to this Lease shall (i) provide that the issuer waives all rights of subrogation against Lessor, any successor to Lessor's interests in the Leased Property and Lessor's Mortgagee; and (ii) provide that 30 days' advance written notice of cancellation, modification, termination or lapse of coverage shall be given to Lessor and Lessor's Mortgagee and that such insurance, as to the interest of Lessor and Lessor's Mortgagee, shall not be invalidated by any act or neglect of Lessor, Lessor's Mortgagee, Lessee or any party, nor by any foreclosure or any other proceedings relating to the Leased Property, nor by any change in the title ownership of the Leased Property, nor by use or occupation of the Leased Property for purposes more hazardous than are permitted by such policy; and
(iii) be primary and without right or provision of contribution as to any other insurance carried by Lessor or any other interested party; and (iv) in the event any insuring company is not domiciled within the United

                                                    Pennsylvania Lease Agreement

States of America, include a United States Service of Suit clause (providing any actions against the insurer by the named insured or Lessor are conducted within the jurisdiction of the United States of America).

      (d) Lessee shall comply with all of the terms and conditions of each insurance policy maintained pursuant to the terms of this Lease.

      (e) If Lessor or Lessor's Mortgagee so elects, Lessee shall on demand pay to Lessor or Lessor's Mortgagee on the same day of each month that Basic Rent is due hereunder a monthly payment in such amount as Lessor or Lessor's Mortgagee reasonably determines to be necessary to create and maintain a reserve fund from which to pay before they become due all Taxes and Impositions, and all premiums on insurance required to be maintained by Lessee pursuant to Article 13 hereof (the "Tax and Insurance Reserve Fund"). All such sums shall be held by Lessor or Lessor's Mortgagee free of trust and without interest to Lessee, and may be commingled with other funds. Any excess reserve shall be credited against subsequent reserve payments required hereunder, and any deficiency shall be paid by Lessee upon demand, but in no event later than five (5) days before the date when such Taxes and Impositions and insurance premiums shall become delinquent. To the extent that adequate funds for Taxes and Impositions have been paid to create a reserve fund, Lessor shall, on not less than 15 days' written request of Lessee, cause the same to be applied to Taxes and Impositions payable by Lessee hereunder.

            Any unapplied portion of the Tax and Insurance Reserve Fund shall be returned to Lessee within thirty (30) days after the expiration of the Term or termination of this Lease, provided there exists no breach of any undertaking of Lessee. Upon the occurrence of any default by Lessee hereunder, Lessee agrees that Lessor may apply all or any portion of the Tax and Insurance Reserve Fund to any obligation of Lessee hereunder. If all or any portion of the Tax and Insurance Reserve Fund is applied to any obligation of Lessee hereunder, Lessee shall immediately upon request of Lessor restore the Tax and Insurance Reserve Fund to its original amount. Lessee shall not have the right to call upon Lessor to apply all or any portion of the Tax and Insurance Reserve Fund to cure any default or fulfill any obligation of Lessee hereunder, but such use shall be solely in the discretion of Lessor. Upon any conveyance of the Leased Property by Lessor, Lessor's right in the Tax and Insurance Reserve Fund shall be transferred by Lessor to Lessor's transferee, and upon such transfer Lessee releases Lessor herein named of any and all liability with respect to the fund, its application and return, and Lessee agrees to look solely to such transferee with respect thereto. The provisions of the previous sentence shall also apply to subsequent transferees.

      14. Financial Statements; Certificates. Lessee will cause to be delivered to Lessor and Lessor's Mortgagee the following financial statements of Lessee and Guarantor:

            (i) as soon as practicable, (a) copies of all such financial statements, proxy statements, notices, other communications, and reports as Lessee and/or Guarantor shall send to its shareholders (at any time that Lessee or Guarantor is not a public company) and (b) other information generally made available to banks and other lenders (exclusive of proprietary information);

                                                    Pennsylvania Lease Agreement

            (ii) for any period that Lessee or Guarantor is a public company, as soon as practicable, copies of all regular, current or periodic reports (including reports on Form 10-K, Form 8-K and Form 10-Q) which Lessee or Guarantor is or may be required to file with the Securities and Exchange Commission or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission;

            (iii) if Lessee or Guarantor shall no longer be a public company required to file such reports with the Securities and Exchange Commission then, for each such non-public company, within 120 days after the end of each fiscal year, and within 60 days after the end of any other fiscal quarter, a consolidated statement of earnings, and a consolidated statement of changes in financial position, a consolidated statement of stockholders' equity, and a consolidated balance sheet of such entity as of the end of each such year or fiscal quarter, setting forth in each case in comparative form the corresponding consolidated figures from the preceding annual audit or corresponding fiscal quarter in the prior fiscal year, as appropriate, all in reasonable detail and satisfactory in scope to Lessor and Lessor's Mortgagee, and certified to Lessee and Guarantor as to the annual consolidated statements by independent public accountants of recognized national standing selected by Lessee and Guarantor, whose certificate shall be based upon an examination conducted in accordance with generally accepted auditing standards and the application of such tests as said accountants deem necessary under the circumstances;

Within sixty (60) days of the end of each calendar year, Lessee will cause to be delivered to Lessor and Lessor's Mortgagee a certificate by an Executive Officer of Lessee (i) that to the best of such officer's knowledge based on reasonable inquiry, there exists no default or Event of Default under this Lease or if any such default or Event of Default exists, specifying the nature thereof, the period of existence thereof and what action Lessee proposes to take with respect thereto, and (ii) detailing capital improvements made to the Leased Property and operating expenses incurred with respect to the Leased Property during the prior calendar year and a projection of such matters for the next calendar year. In addition, Lessee agrees upon prior written request to meet with Lessor and Lessor's Mortgagee during normal business hours at mutually convenient times, from time to time, to discuss this Lease and such information about Lessee's business and financial condition requested by Lessor.

      Any information delivered to the Lessor pursuant to this Article 14 shall not be deemed to be confidential. Lessor shall have the right to share the same with Lessor's Mortgagee, potential mortgagees, rating agencies, servicers, potential purchasers of the Leased Property or a beneficial interest therein and all other parties having a legitimate business purpose for reviewing the same. Any other information delivered by Lessee to Lessor that is not generally available in the public domain shall be treated as confidential.

      15. Purchase Procedure.

      (a) In the event of the purchase of Lessor's interest in the Leased Property by Lessee pursuant to any provision of this Lease, the terms and conditions of this Article 15 shall apply.

      (b) On the closing date fixed for the purchase of Lessor's interest in the Leased Property:

                                                    Pennsylvania Lease Agreement

            (i) Lessee shall pay to Lessor, or as Lessor directs, in lawful money of the United States in immediately available funds, at Lessor's address herein stated or at any other place in the United States which Lessor may designate, an amount equal to the purchase price described in such provision;

            (ii) Lessor shall execute and deliver to Lessee a special warranty deed, sufficient to convey insurable title to the Leased Property, and an assignment and such other instrument or instruments as may be appropriate and customary in accordance with prevailing local conveyancing practices, which shall transfer all of Lessor's interest in the Leased Property, in each case free and clear of any Mortgage, but subject to (A) any encumbrances existing on the first day of the Term, (B) Permitted Encumbrances, (C) all liens, encumbrances, charges, exceptions and restrictions attaching to the Leased Property after the beginning of the Term (other than those created or caused by or through Lessor without the consent of Lessee but excluding any Mortgage created by or through Lessor), and (D) all Legal Requirements;

            (iii) Lessee shall pay all charges incident to such transfer or the termination of the Lease which are incurred by Lessor, Lessor's Mortgagee or Lessee, including but not limited to all transfer taxes, recording fees, escrow fees, title insurance premiums and federal, state and local taxes (except for any net income or profit taxes of Lessor or Lessor's Mortgagee) and reasonable attorneys' fees and expenses of Lessor's counsel and counsel to Lessor's Mortgagee;

            (iv) Lessee shall pay to Lessor all Basic Rent, Additional Rent and other sums payable by Lessee under this Lease, due and payable through and including the date Lessee purchases Lessor's interest in the Leased Property; and

            (v) Except for those warranties contained in the deed described in subparagraph (b)(ii) of this Article 15, Lessor's transfer of its ownership in the Leased Property shall be on an as-is basis, without any representation or warranty, either express or implied, as to the design, condition, quality, capacity, merchantability, habitability, durability, suitability or fitness of the Leased Property for any particular purpose, or any other matter concerning the Leased Property or any portion thereof.

      16. Quiet Enjoyment. So long as no Event of Default under this Lease shall have occurred and be continuing, Lessor covenants that Lessee shall and may at all times peaceably and quietly have, hold and enjoy the Leased Property during the Term of this Lease from any claim by, through, or under Lessor. Notwithstanding the preceding sentence, (a) Lessor may exercise its rights and remedies under Article 20 and (b) Lessor, Lessor's Mortgagee, and their agents may enter upon and inspect the Leased Property, during normal business hours after reasonable notice. Any failure by Lessor to comply with the foregoing warranty shall not give Lessee any right to cancel or terminate this Lease, or to abate, reduce or make deduction from or offset against any Basic Rent or Additional Rent or other sum payable under this Lease, or to fail to perform or observe any other covenant, agreement or obligation hereunder or to recover any damages against Lessor resulting therefrom. Subject to the foregoing sentence, Lessee shall have the right to obtain injunctive or other relief against Lessor for breach of the aforesaid covenant of peaceful and quiet possession and enjoyment of the Leased Property.

                                                    Pennsylvania Lease Agreement

      17. Survival. In the event of the termination of this Lease as herein provided, the obligations and liabilities of Lessee and Lessor, actual or contingent, under this Lease which arose at or prior to such termination shall survive such termination.

      18. Subletting; Assignment.

      (a) Lessee may sublet the Leased Property or any portion thereof, or assign its interest in this Lease, provided that:

            (i) No Event of Default under this Lease has occurred and is continuing on the date of such sublease or assignment;

            (ii) Each sublease or assignment shall expressly be made subject to the provisions hereof; and

            (iii) No sublease may extend beyond the then current Basic Term Expiration Date, except (A) a sublease may extend no later than the end of the term of the Year 20 Rent Reset Lease Amendment if such Rent Reset Lease Amendment has been duly executed by Lessee and Lessor and (B) a sublease may extend no later than the end of the term of the last Renewal Term with respect to which Lessee has validly exercised its right pursuant to paragraph (b) of
Article 2.

      (b) No such sublease or assignment shall affect or reduce any obligations of Lessee or any Guarantor, or the rights of Lessor hereunder, and all obligations of Lessee hereunder shall continue in full effect as the obligations of a principal and not of a guarantor or surety, as though no subletting or assignment had been made.

      (c) Lessee shall, at least ten (10) days prior to the execution of any such sublease or assignment, deliver to Lessor a certificate of an Executive Officer stating that such sublease or assignment does not adversely affect the fair market value of the Leased Property, that the uses under such sublease or assignment are consistent with the business uses of property located in the same general area as the Leased Property, and that the uses under such sublease will comply with the requirements of Article 4 hereof, and within ten (10) days after such execution, a conformed copy thereof and of any short form lease or memorandum of lease which has been prepared for recording purposes.

      (d) Neither this Lease nor the Term of this Lease shall be mortgaged by Lessee, nor shall Lessee mortgage or pledge the interest of Lessee in and to any sublease of the Leased Property or any portion thereof or the rental payable thereunder. Any such mortgage or pledge, and any sublease or assignment not permitted by this Article 18, shall be void.

      (e) Lessee shall pay as Additional Rent to Lessor on demand all reasonable costs and expenses of Lessor and Lessor's Mortgagee (including in-house or outside counsel attorneys' fees and expenses) in reviewing or executing any instrument pursuant to this Article 18.

      19. Advances by Lessor. If Lessee shall fail to make or perform any payment or act required by this Lease, then, upon ten (10) Business Days' notice to Lessee (or upon shorter notice or no notice, to the extent necessary to meet an emergency or a governmental limitation),

                                                    Pennsylvania Lease Agreement

Lessor may at its option make such payment or perform such act for the account of Lessee, and Lessor shall not thereby be deemed to have waived any default or released Lessee from any obligation hereunder. Amounts so paid by Lessor and all incidental costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such payment or performance shall constitute Additional Rent and shall be paid by Lessee to Lessor on demand and shall bear interest at the Overdue Rate from the date of Lessor's payment until the date Lessor is reimbursed in full.

      20. Conditional Limitations -- Events of Default and Remedies.

      (a) Any occurrence or act specified herein as an immediate Event of Default or any of the following occurrences or acts shall constitute an "Event of Default" under this Lease:

            (i) if Lessee shall (A) default in making payment of any installment of Basic Rent when due as and where required pursuant to paragraph (a) of
Article 3, where such default continues for five (5) days following written notice thereof to Lessee (provided, however, that Lessee shall not be entitled to more than two (2) such written notices during any twelve (12) month period so that if two (2) such written notices were given within the previous twelve (12) months, an Event of Default will automatically exist without notice upon such a default) or (B) default in making any payment of Additional Rent and such default shall continue for fifteen days after Lessee's Actual Knowledge of such default, or (C) fail to keep in full force and effect any insurance coverage required to be maintained by Lessee hereunder or (D) default in its obligation to purchase the Leased Property when required to do so by any provision of this Lease, or (E) fail to timely pay any Taxes and Impositions when due (it being agreed that such Taxes and Impositions shall not be deemed due if the same are being contested by Lessee in strict compliance with paragraph (d) of Article 6, hereof, and such contest and such failure to pay is in strict compliance with said paragraph (d)); or (F) failure to discharge any charge, lien, security interest, encumbrance or defect in title as and to the extent required (and within the time periods required) by paragraph (a) of Article 7; or

            (ii) if Lessee shall default in the performance of any other covenant, agreement or obligation on the part of Lessee to be performed under this Lease and such default shall continue for a period of 15 days after Actual Knowledge thereof; provided, however, that in the case of a default which can with reasonable diligence be remedied by Lessee, but not within a period of 15 days, if Lessee shall commence within such period of 15 days to remedy the default and thereafter shall prosecute the remedying of such default with all reasonable diligence, the period of time after obtaining such Actual Knowledge of default within which to remedy the default shall be extended for such period not to exceed an additional 30 days as may be reasonable to remedy the same with all reasonable diligence; or

            (iii) if Lessee or any Guarantor shall file a petition of bankruptcy or for reorganization or for an arrangement pursuant to the Bankruptcy Code, or shall be adjudicated a bankrupt or become insolvent or shall make an assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall be dissolved, or shall suspend payment of its obligations, or shall take any corporate action in furtherance of any of the foregoing; or

                                                    Pennsylvania Lease Agreement

            (iv) if a petition or answer shall be filed proposing the adjudication of Lessee or any Guarantor as a bankrupt, or its reorganization pursuant to the Bankruptcy Code, and (A) Lessee or such Guarantor shall consent to the filing thereof, or (B) such petition or answer shall not be discharged or denied within 30 days after the filing thereof; or

            (v) if a receiver, trustee or liquidator (or other similar official) shall be appointed for or take possession or charge of Lessee or any Guarantor, or Lessee's estate or interest in the Leased Property, and shall not be discharged within 30 days thereafter, or if Lessee or any Guarantor shall consent to or acquiesce in such appointment; or

            (vi) if the Leased Property shall have been left unattended, unsecured and without maintenance; or

            (vii) if any Guarantor shall default under the terms of any guaranty of the Lease beyond applicable grace or cure periods, if any; or shall disavow, repudiate or reject such guaranty or any or all of its obligations thereunder, or otherwise claim or assert that it is no longer bound by any such guaranty in whole or in part or that any or all of its obligations thereunder are not enforceable against it in whole or in part; or

            (viii) if (a) Lessee or (b) any person conveying title to the Leased Property to Lessor or (c) any Guarantor has made a material misrepresentation under this Lease or any Guaranty or any certificate or writing tendered in connection with the execution and delivery of this Lease.

            (ix) Intentionally Omitted.

            (x) Intentionally Omitted.

            (xi) Intentionally Omitted.

            (xii) Intentionally Omitted.

            (xiii) Intentionally Omitted.

      (b) This Lease and the term and estate hereby granted are subject to the limitation that whenever an Event of Default shall have occurred and be continuing, Lessor may, at Lessor's option, elect to (i) re-enter the Leased Property, without notice, and remove all Persons and property therefrom, either by summary proceedings or by any suitable action or proceeding at law, or otherwise, without being liable to indictment, prosecution or damages therefor, and may have, hold and enjoy the Leased Property, together with the appurtenances thereto and the improvements thereon; and/or (ii) terminate this Lease at any time by giving notice in writing to Lessee, electing to terminate this Lease and specifying the date of termination, and the Term of this Lease shall expire by limitation at midnight on the date specified in such notice as fully and completely as if said date were the date originally fixed for the expiration of the Term, and Lessee shall thereupon quit and peacefully surrender the Leased Property to Lessor, without any payment therefor by Lessor; and/or
(iii) enforce all rights and remedies available to it in law and in equity, including without limitation the right of specific performance of any of Lessee's obligations hereunder.

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                                                    Pennsylvania Lease Agreement

      (c) In case of any such re-entry, termination and/or dispossession as provided in the immediately preceding paragraph, (i) the Basic Rent and Additional Rent shall become due thereupon and be paid up to the time of such re-entry, dispossession and/or termination, together with such expenses, including reasonable attorneys' fees, as Lessor shall incur in connection with such re-entry, termination and/or dispossession; and (ii) Lessor may in good faith relet the Leased Property or any part thereof (but shall be under no obligation to do so except to the extent required by law) for its sole account without any duty to account therefor to Lessee, either in the name of Lessor or otherwise, for a term or terms which may, at Lessor's option, be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term; (iii) Lessee shall pay to Lessor the present value (using the Discount Rate) of the excess of the total rent reserved over the remainder of the Term over the rental value of the Leased Property as reasonably determined by Lessor for said residue of the Term; (iv) Lessee shall also pay to Lessor the amount by which the Basic Rent exceeds the net amount, if any, of the rents collected on account of the leases of the Leased Property for each monthly period which would otherwise have constituted the Term, which amounts shall be paid in monthly installments by Lessee on the respective Installment Payment Dates specified therefor, and any suit brought to collect said amounts for any period shall not prejudice in any way the rights of Lessor to collect the deficiency in any subsequent period by a similar action or proceeding (in calculating the amounts to be paid by Lessee under this clause (iv), Lessee shall be credited with any amount paid to Lessor as compensation under clause
(iii) above); and (v) Lessee shall also pay to Lessor all other damages and expenses which Lessor shall reasonably have sustained by reason of the breach of any provision of this Lease, including without limitation reasonable attorneys' fees and expenses, brokerage commissions and expenses incurred in altering, repairing and putting the Leased Property in good order and condition and in preparing the same for reletting, which expenses shall be paid by Lessee as they are incurred by Lessor. In calculating the rent reserved for the residue of the Term, there shall be included, in addition to the Basic Rent, all Additional Rent and the value of all other consideration agreed to be paid or performed by Lessee for said residue. In addition, for all purposes under this paragraph (c) if such Event of Default occurs before the Year 5 Expiration Date, Basic Rent shall be calculated at the rate set forth on Schedule B for the first five (5) years of the Term as if such Basic Rent were not to be reset in accordance with the provisions of Article 23 hereof and shall be deemed to include a payment on the Year 5 Expiration Date equal to the Termination Value as of such date. If such Event of Default occurs after the Year 5 Expiration Date, Basic Rent shall be calculated based on the Basic Rent then in effect and shall include an amount equal to the Termination Value, if any, as of the date of determination. Lessor, at Lessor's option, may make such alterations or decorations in the Leased Property as Lessor, in Lessor's sole judgment, considers advisable and necessary for the purpose of reletting the Leased Property; and the making of such alterations or decorations shall not operate or be construed to release Lessee from liability hereunder as aforesaid.

      Notwithstanding the foregoing, Lessor may at any time, by notice to Lessee, elect to recover, and Lessee shall pay, as liquidated damages, in addition to any other proper claims but in lieu of and not in addition to any amount which would thereafter become payable under the preceding clause (iv), an amount equal to the sum of the Termination Value on the date on which Lessor demands such payment together with the Reinvestment Premium thereon less the present value (using the Discount Rate) of the fair market rental value of the Leased Property for the remainder of the Term. In calculating the amounts to be paid by Lessee under this paragraph, Lessee shall be credited with any amount paid to Lessor as compensation under clause (iii) of the

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                                                    Pennsylvania Lease Agreement

immediately preceding paragraph hereof. It is the express intention of Lessor and Lessee that Lessor's rights under this grammatical paragraph shall be available after any Event of Default hereunder, including, without limitation, a default in Lessee's obligation to purchase the Leased Property when required to do so by any provision of this Lease (including, without limitation the provisions of Article 23).

      (d) No receipt of moneys by Lessor from Lessee after a termination of this Lease by Lessor shall reinstate, continue or extend the Term of this Lease or affect any notice theretofore given to Lessee, or operate as a waiver of the right of Lessor to enforce the payment of Basic Rent and Additional Rent, and any Termination Value or Reinvestment Premium or related amounts to be paid by Lessee to Lessor for the purchase of the Leased Property or otherwise then due or thereafter falling due, it being agreed that after the commencement of suit for possession of the Leased Property, or after final order or judgment for the possession of the Leased Property, Lessor may demand, receive and collect any moneys due or thereafter falling due without in any manner affecting such suit, order or judgment, all such moneys collected being deemed payments on account of the use and occupation of the Leased Property or, at the election of Lessor, on account of Lessee's liability hereunder. Lessee hereby waives any and all rights of redemption provided by any law, statute or ordinance now in effect or which may hereafter be enacted.

      (e) The word "re-enter", as used in this Lease, shall not be restricted to its technical legal meaning, but is used in the broadest sense. No such taking of possession of the Leased Property by Lessor shall constitute an election to terminate the Term of this Lease unless notice of such intention is given to Lessee or unless such termination be decreed by a court.

      (f) If an action shall be brought for the enforcement of any provision of this Lease, in which it is found that an Event of Default has occurred, Lessee shall pay to Lessor all costs and other expenses which may become payable as a result thereof, including reasonable attorneys' fees and expenses.

      (g) In the event Lessee shall wrongfully holdover after the expiration or termination of the Term of this Lease, and without derogating from any of Lessor's rights hereunder without granting any rights of possession to Lessee, Lessee shall be liable to Lessor for a use and occupancy fee, in an amount equal to 200% of the Basic Rent payable immediately prior to such expiration or termination for such period of holdover, plus all Additional Rent Lessee would have been liable for hereunder had such expiration or termination not occurred. In addition, Lessee hereby indemnifies Lessor against all loss, cost, and damage arising from Lessee's failure to surrender the Leased Property in accordance with the terms hereof. This indemnification shall survive the termination or expiration of this Lease.

      (h) No right or remedy herein conferred upon or reserved to Lessor is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to any other legal or equitable right or remedy given hereunder, or at any time existing. The failure of Lessor to insist upon the strict performance of any provision or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. Receipt by Lessor of any Basic Rent or Additional Rent or any other sum payable hereunder with knowledge of the breach of any provision contained in

                                                    Pennsylvania Lease Agreement

this Lease shall not constitute a waiver of such breach, and no waiver by Lessor or Lessee of any provision of this Lease shall be deemed to have been made unless made under signature of an authorized representative of such party.

      21. Granting of Easements, Etc. If no Event of Default has occurred and is continuing, Lessee may from time to time in writing request Lessor to join with Lessee (at Lessee's cost and expense), to (i) grant easements, licenses, rights of way and other rights and privileges in the nature of easements for the purposes of providing utilities and the like to the Leased Property, (ii) release existing easements and appurtenances relating to the provision of utilities and the like to the Leased Property and (iii) execute and deliver any instrument, in form and substance reasonably acceptable to Lessor, necessary or appropriate to make or confirm such grants or releases to any Person, without consideration and Lessor shall join in the same (at Lessees's sole cost and expense); provided that an authorized representative of Lessee shall have certified to Lessor and Lessor's Mortgagee that such grant or release does not materially interfere with and is not materially detrimental to the conduct of business on the Leased Property and does not adversely affect the utility, useful life or fair market value of the Leased Property. Notwithstanding the foregoing, Lessor and/or Lessor's Mortgagee may condition its consent to such action on being provided evidence satisfactory to each in its sole discretion that such action presents no material risk of liability, expense or adverse tax consequences to Lessor or Lessor's Mortgagee or the holder of any CMBS or any Certificate Holder. Lessee shall pay as Additional Rent to Lessor on demand all reasonable costs and expenses of Lessor and Lessor's Mortgagee (including attorneys' fees) in reviewing or executing any instrument pursuant to this
Article 21.

      22. No Plan Assets. Lessee represents, warrants and agrees that none of Lessee's assets (i) are, or at any time while the Lease is in effect will be, assets of (A) an "employee benefit plan" as defined in the Employee Retirement Income Security Act of 1974, as Amended (ERISA), which is subject to ERISA, (B) a "plan" as defined in the Internal Revenue Code of 1986, as amended (the Code), or (C) another employee benefit plan subject to any federal, state, local or foreign law substantially similar to Section 406 of ERISA or Section 4975 of the Code (any such "employee benefit plan," "plan" or other employee benefit plan, a Plan), or (ii) are, or at any such time will be, deemed for purposes or ERISA or
Section 4975 of the Code (or, in the case of such another employee benefit plan, any such substantially similar law) to be assets of a Plan.

      23. Rejectable Offers; Other Rent Payments; Rent Reset.

      (a) (i) At Year 5: On or before the date (5 Year Notice Date) which is 365 days prior to the Year 5 Expiration Date (defined in item 6 of Schedule B) (but no earlier than 540 days prior to the Year 5 Expiration Date), Lessee shall be obligated to elect and to send written notice (the 5 Year Notice) to Lessor and Lessor's Mortgagee of its irrevocable and unconditional election to do one of the following: (i) to pay the Year 5 Rent Payment to Lessor on the Year 5 Expiration Date together with all Basic Rent, Additional Rent and any other sums due and payable under this Lease, or (ii) to amend the amount of Basic Rent payable monthly hereunder for the remainder of the Basic Term after the Rent Reset Effective Date (hereafter defined) pursuant to a Rent Reset Lease Amendment (hereinafter defined) (the Year 5 Rent Reset Option). If Lessee fails to provide the 5 Year Notice in a timely manner, then, as of the 5 Year

                                                    Pennsylvania Lease Agreement

Notice Date, Lessee shall be deemed to have irrevocably and unconditionally elected, and hereby does irrevocably and unconditionally elect, without further action, the Year 5 Rent Reset Option.

            (ii) Commencing promptly after Lessee timely elects (or is deemed to elect) a Year 5 Rent Reset Option:

                  (A) Lessor or an Affiliate of Lessor which directly or indirectly owns a controlling interest in Lessor will use its commercially reasonable efforts to arrange nonrecourse financing from one or more Institutional Investors through the issuance of a promissory note at an interest rate and with monthly payments of interest only with the principal balance of such note being due and payable on the Year 10 Expiration Date. The interest rate determined under the preceding sentence will reflect Lessor's or such Affiliate's actual cost of borrowing money at such time taking into account the creditworthiness of Lessee and Guarantor and the terms and conditions of this Lease. Lessor will notify Lessee of the terms of the proposed financing (the Year 5 B Rent Notice). Lessee will have forty-five (45) days after receipt of Lessor's Year 5 B Rent Notice to accept either the proposed financing, or if Lessee is not satisfied with the financing terms Lessor proposes, then Lessee may, within such forty-five (45) day period, notify Lessor that it elects to cause Lessor (or such Affiliate specified by Lessor in the Year 5 B Rent Notice, as the case may be) to issue a non-recourse promissory note to one or more Institutional Investors which Lessee selects. In such case, Lessor (or such Affiliate) will be required to accept such financing and to issue a promissory note to such Institutional Investor (or Institutional Investors) which Lessee has selected; provided, all of the terms of such financing are equivalent to or more favorable than the financing of which Lessor has informed Lessee in its Year 5 B Rent Notice. If Lessee fails within such forty-five (45) day period to approve such financing proposed by Lessor in the Year 5 B Rent Notice or to notify Lessor within such period that it is not satisfied with the terms of such proposed financing and that it elects to cause Lessor to accept the financing arranged by Lessee, then the financing proposed by Lessor in its Year 5 B Rent Notice will be binding and conclusive. The refinancing selected pursuant to this subsection is called a "Qualified Financing" and a "Year 5 B Financing".

                  (B) Lessor (or such Affiliate of Lessor) will, pursuant to such Year 5 B Financing, issue a promissory note to one or more Institutional Investors, in an aggregate principal amount equal to the sum of (A) the Property Subaccount B (as defined in Schedule C) as of the Year 5 Rent Reset Effective Date, and (B) the reasonable costs and expenses of Lessor and such Affiliate and the purchasers of the Successor Note incident to the issuance thereof (such costs and expenses incident to the issuance of any promissory note (including, without limitation, a Successor Note) under this Article 23 being referred to herein as Rent Reset Closing Costs).

                  (C) Lessor will use its commercially reasonable efforts to arrange nonrecourse financing from one or more Institutional Investors through the issuance of a Successor Note at an interest rate and with monthly payments of principal and interest sufficient to amortize the principal balance of the Successor Note through the payment of 180 equal monthly installments. The interest rate determined under the preceding sentence will reflect Lessor's cost of borrowing money at such time taking into account the creditworthiness of Lessee and Guarantor and the terms and conditions of this Lease. Lessor will notify Lessee of the terms of the proposed financing (the Year 5 A Rent Notice). Lessee will have forty-five (45) days after receipt of Lessor's Year 5 A Rent Notice to accept either the proposed financing, or if Lessee is


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

                                                    Pennsylvania Lease Agreement

not satisfied with the financing terms Lessor proposes, then Lessee may, within such forty-five (45) day period, notify Lessor that it elects to cause Lessor to issue a non-recourse promissory note to one or more Institutional Investors which Lessee selects. In such case, Lessor will be required to accept such financing and to issue a promissory note to such Institutional Investor (or Institutional Investors) which Lessee has selected; provided, all of the terms of such financing are equivalent to or more favorable than the financing of which Lessor has informed Lessee in its Year 5 A Rent Notice. If Lessee fails within such forty-five (45) day period to approve such financing proposed by Lessor in the Year 5 A Rent Notice or to notify Lessor within such period that it is not satisfied with the terms of such proposed financing and that it elects to cause Lessor to accept the financing arranged by Lessee, then the financing proposed by Lessor in its Year 5 A Rent Notice will be binding and conclusive. The refinancing selected pursuant to this subsection is called a "Qualified Financing" and a "Year 5 A Financing".

                  (D) Lessor will, pursuant to such Year 5 A Financing, issue a promissory note to one or more Institutional Investors, in an aggregate principal amount equal to the sum of (A) the Property Subaccount A (as defined in Schedule C) as of the Year 5 Rent Reset Effective Date, and (B) the Rent Reset Closing Costs incident to the issuance of such Successor Note.

                  (E) Notwithstanding anything to the contrary herein, it is expressly agreed that the Year 5 A Financing and the Year 5 B Financing shall close, if at all, simultaneously and neither shall close unless both so close and the failure of either or both such Qualified Financings to close shall cause the provisions of subparagraph (v) of this paragraph (a) to apply.

            (iii) In connection with and concurrently with the issuance of the promissory notes pursuant to the Year 5 A Financing and the Year 5 B Financing, Lessor and Lessee will amend this Lease pursuant to an amendment (Year 5 Rent Reset Lease Amendment), effective as of the date on which Lessor has received the proceeds of each such promissory note (the Year 5 Rent Reset Effective
Date). The Year 5 Rent Reset Lease Amendment will (w) modify the Basic Rent so that the Basic Rent payable in advance each month equals a sum sufficient to pay when due the sum of principal of and interest on each such promissory note over the term of each such promissory note, (x) establish Termination Values (which shall always be equal to the sum of 100% of the Property Account plus 10% of the Original Purchase Price) applicable for the term covered by the Rent Reset Lease Amendment, (y) establish the Property Subaccount A and the Property Subaccount B for the term covered by the Rent Reset Lease Amendment in accordance with the definitions of Property Subaccount A and Property Subaccount B in Schedule C, and (z) provide such other changes to this Lease as may be required by Lessor and/or the purchaser(s) of such promissory notes, to the extent consented to by Lessee or specified in Lessor's Year 5 A Rent Notice or Lessor's Year 5 B Rent Notice.

            (iv) Lessee expressly agrees that the foregoing determinations of the Qualified Financings will be conclusive for all purposes. Lessee agrees not to assert, and hereby expressly, irrevocably and unconditionally waives, any claim whatsoever that any refinancing was not the best available and any defense to pay rent or any other amounts arising out of the terms of the refinancing.

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                                                    Pennsylvania Lease Agreement

            (v) Notwithstanding anything contained herein to the contrary, if for any reason (A) Lessor does not, by the date thirty (30) days before the Year 5 Expiration Date, or if such day is not a Business Day, on the immediately preceding Business Day, actually receive free and clear net proceeds of promissory notes financed in cash or other immediately available funds and in an amount at least as great as the then current Property Account, and (B) such net proceeds have not been delivered by such date to Lessor's Mortgagee (if any) or its designee (or, if there is no Lessor's Mortgagee to Lessor or its designee) then Lessee will be deemed to have irrevocably and unconditionally elected, and hereby does irrevocably and unconditionally elect, without further action, to pay the Year 5 Rent Payment to Lessor on the Year 5 Expiration Date together with any other sums due and payable under this Lease.

      (b) (i) At Year 10: On or before the date (10 Year Notice Date) which is 365 days prior to the Year 10 Expiration Date (defined in item 6 of Schedule B) (but no earlier than 540 days prior to the Year 10 Expiration Date), Lessee shall be obligated to elect and to send written notice (the 10 Year Notice) to Lessor of its irrevocable and unconditional election to do one of the following:
(i) to pay the Final Rent Payment to Lessor on the Year 10 Expiration Date together with all Basic Rent, Additional Rent and any other sums due and payable under this Lease, or (ii) to extend the Basic Term through the Year 15 Expiration Date and amend the amount of Basic Rent payable monthly hereunder for the remainder of the Basic Term after the Rent Reset Effective Date (hereafter defined) pursuant to a Rent Reset Lease Amendment (hereinafter defined) (the Year 10 Rent Reset Option). If Lessee fails to provide the 10 Year Notice in a timely manner, then, as of the 10 Year Notice Date, Lessee shall be deemed to have irrevocably and unconditionally elected, and hereby does irrevocably and unconditionally elect, without further action, the Year 10 Rent Reset Option. As provided in paragraph (b) of Article 2, Lessee's right to extend the Term for the first of its four (4) five (5) year renewal terms (which is available to Lessee as of the Year 10 Expiration Date, but only if Lessee elects to make the Final Rent Payment), must be exercised no later than the date of the 10 Year Notice.

      (ii) Commencing promptly after Lessee timely elects (or is deemed to elect) a Year 10 Rent Reset Option, Lessor will use its commercially reasonable efforts to arrange nonrecourse financing from one or more Institutional Investors through the issuance of a Successor Note at an interest rate and with monthly payments of principal and interest sufficient to amortize the principal balance of the Successor Note through the payment of 240 equal monthly installments. The interest rate determined under the preceding sentence will reflect Lessor's actual cost of borrowing money at such time taking into account the creditworthiness of Lessee and Guarantor and the terms and conditions of this Lease. Lessor will notify Lessee of the terms of the proposed financing (the Year 10 Notice). Lessee will have forty-five (45) days after receipt of Lessor's Year 10 Notice to accept either the proposed financing, or if Lessee is not satisfied with the financing terms Lessor proposes, then Lessee may, within such forty-five (45) day period, notify Lessor that it elects to cause Lessor to issue a non-recourse Successor Note to one or more Institutional Investors which Lessee selects. In such case, Lessor will be required to accept such financing and to issue a Successor Note to such Institutional Investor (or Institutional Investors) which Lessee has selected; provided, all of the terms of such financing are equivalent to or more favorable than the financing of which Lessor has informed Lessee in its Year 10 Notice. If Lessee fails within such forty-five (45) day period to approve such financing proposed by Lessor in the Year 10 Notice or to notify Lessor within such period that it is not satisfied with the terms of such proposed financing and that it elects to cause Lessor to accept the

                                                    Pennsylvania Lease Agreement

financing arranged by Lessee, then the financing proposed by Lessor in its Year 10 Notice will be binding and conclusive. The refinancing selected pursuant to this subsection is called a "Qualified Financing".

            (iii) Lessor will, pursuant to such Qualified Financing, issue a Successor Note to one or more Institutional Investors, in an aggregate principal amount equal to the sum of (A) the Property Account (as defined in Schedule C) as of the Year 10 Rent Reset Effective Date, and (B) the Rent Reset Closing Costs incident to the issuance of such Successor Note. In connection with and concurrently with the issuance of the Successor Note, Lessor and Lessee will amend this Lease pursuant to an amendment (Year 10 Rent Reset Lease Amendment), effective as of the date on which Lessor has received the proceeds of the Successor Note, which date shall not be earlier than the date which the Note, by its terms, is permitted to be prepaid in full at par (the Year 10 Rent Reset Effective Date). The Year 10 Rent Reset Lease Amendment will (w) modify the Basic Rent so that the Basic Rent payable in advance each month equals a sum sufficient to pay when due the principal of and interest on the Successor Note over the term of the Successor Note, (x) establish Termination Values (which shall always be equal to the sum of 100% of the Property Account plus 10% of the Original Purchase Price) applicable for the term covered by the Rent Reset Lease Amendment, (y) establish the Property Subaccount A for the term covered by the Rent Reset Lease Amendment in accordance with the definition of Property Subaccount A in Schedule C, and (z) provide such other changes to this Lease as may be required by Lessor and/or the purchaser(s) of the Successor Note, to the extent consented to by Lessee or specified in Lessor's Year 10 Notice.

            (iv) Lessee expressly agrees that the foregoing determination of the Qualified Financing will be conclusive for all purposes. Lessee agrees not to assert, and hereby expressly, irrevocably and unconditionally waives, any claim whatsoever that any refinancing was not the best available and any defense to pay rent or any other amounts arising out of the terms of the refinancing.

            (v) Notwithstanding anything contained herein to the contrary, if for any reason Lessor does not, by the date thirty (30) days before the Year 10 Expiration Date, or if such day is not a Business Day, on the immediately preceding Business Day, actually receive free and clear net proceeds of a Successor Note financed in cash or other immediately available funds and in an amount at least as great as the then current Property Account, then Lessee will be deemed to have irrevocably and unconditionally elected, and hereby does irrevocably and unconditionally elect, without further action, to pay the Final Rent Payment to Lessor on the Year 10 Expiration Date together with any other sums due and payable under this Lease.

      (c) (i) At Year 15. If and only if a Year 10 Rent Reset Lease Amendment has been executed, on before the date (15 Year Notice Date) which is 365 days prior to the Year 15 Expiration Date (defined in item 6 of Schedule B) (but no earlier than 540 days prior to the Year 15 Expiration Date), Lessee shall be obligated to elect and to send written notice (the 15 Year Notice) to Lessor of its irrevocable and unconditional election to do one of the following: (i) to make an irrevocable offer to purchase the Lased Property on the Year 15 Expiration Date for a price at least equal to the sum of the Property Account as of the Year 15 Expiration Date plus 10% of the Original Purchase Price (the Minimum Year 15 Price), in accordance with Article 15 (a Year 15 Rejectable Offer), or (ii) to extend the Basic Term through the Year 20 Expiration

                                                    Pennsylvania Lease Agreement

Date and amend the amount of Basic Rent payable monthly hereunder for the remainder of the Basic Term after the Year 15 Rent Reset Effective Date (hereafter defined) pursuant to a Year 15 Rent Reset Lease Amendment (hereinafter defined) (the Year 15 Rent Reset Option). If Lessee fails to provide the 15 Year Notice in a timely manner, then, as of the 15 Year Notice Date, Lessee shall be deemed to have irrevocably and unconditionally elected, and hereby does irrevocably and unconditionally elect, without further action, the Year 15 Rent Reset Option. As provided in paragraph (b) of Article 2, Lessee's right to extend the Term for the first of its four (4) five (5) year renewal terms (which is available to Lessee as of the Year 15 Expiration Date, but only if Lessee elects to make a Year 15 Rejectable Offer and the same is rejected by Lessor in accordance with the terms hereof), must be exercised no later than the date of the 15 Year Notice.

            (ii) Commencing promptly after Lessee timely elects (or is deemed to elect) a Year 15 Rent Reset Option, Lessor will use its commercially reasonable efforts to arrange nonrecourse financing from one or more Institutional Investors through the issuance of a Successor Note at an interest rate and with monthly payments of principal and interest sufficient to amortize the principal balance of the Successor Note through the payment of 240 equal monthly installments. The interest rate determined under the preceding sentence will reflect Lessor's actual cost of borrowing money at such time taking into account the creditworthiness of Lessee and Guarantor and the terms and conditions of this Lease. Lessor will notify Lessee of the terms of the proposed financing (the Year 15 Notice). Lessee will have forty-five (45) days after receipt of Lessor's Year 15 Notice to accept either the proposed financing, or if Lessee is not satisfied with the financing terms Lessor proposes, then Lessee may, within such forty-five (45) day period, notify Lessor that it elects to cause Lessor to issue a non-recourse Successor Note to one or more Institutional Investors which Lessee selects. In such case, Lessor will be required to accept such financing and to issue a Successor Note to such Institutional Investor (or Institutional Investors) which Lessee has selected; provided, all of the terms of such financing are equivalent to or more favorable than the financing of which Lessor has informed Lessee in its Year 15 Notice. If Lessee fails within such forty-five (45) day period to approve such financing proposed by Lessor in the Year 15 Notice or to notify Lessor within such period that it is not satisfied with the terms of such proposed financing and that it elects to cause Lessor to accept the financing arranged by Lessee, then the financing proposed by Lessor in its Year 15 Notice will be binding and conclusive. The refinancing selected pursuant to this subsection is called a "Qualified Financing".

            (iii) Lessor will, pursuant to such Qualified Financing, issue a Successor Note to one or more Institutional Investors, in an aggregate principal amount equal to the sum of (A) the Property Account (as defined in Schedule C) as of the Year 15 Rent Reset Effective Date, and (B) the Rent Reset Closing Costs incident to the issuance of such Successor Note. In connection with and concurrently with the issuance of the Successor Note, Lessor and Lessee will amend this Lease pursuant to an amendment (Year 15 Rent Reset Lease Amendment), effective as of the date on which Lessor has received the proceeds of the Successor Note, which date shall not be earlier than the date which the Note, by its terms, is permitted to be prepaid in full at par (the Year 15 Rent Reset Effective Date). The Year 15 Rent Reset Lease Amendment will (w) modify the Basic Rent so that the Basic Rent payable in advance each month equals a sum sufficient to pay when due the principal of and interest on the Successor Note over the term of the Successor Note, (x) establish Termination Values (which shall always be equal to the sum

                                                    Pennsylvania Lease Agreement

of 100% of the Property Account plus 10% of the Original Purchase Price) applicable for the term covered by the Year 15 Rent Reset Lease Amendment, (y) establish the Property Subaccount A for the term covered by the Year 15 Rent Reset Lease Amendment in accordance with the definition of Property Subaccount A in Schedule C, and (z) provide such other changes to this Lease as may be required by Lessor and/or the purchaser(s) of the Successor Note, to the extent consented to by Lessee or specified in Lessor's Year 15 Notice.

            (iv) Lessee expressly agrees that the foregoing determination of the Qualified Financing will be conclusive for all purposes. Lessee agrees not to assert, and hereby expressly, irrevocably and unconditionally waives, any claim whatsoever that any refinancing was not the best available and any defense to pay rent or any other amounts arising out of the terms of the refinancing.

            (v) Notwithstanding anything contained herein to the contrary, if for any reason Lessor does not, by the date ninety (90) days before the Year 15 Expiration Date, or if such day is not a Business Day, on the immediately preceding Business Day, actually receive free and clear net proceeds of a Successor Note financed in cash or other immediately available funds and in an amount at least as great as the then current Property Account, then Lessee will be deemed to have irrevocably and unconditionally elected, and hereby does irrevocably and unconditionally elect, without further action, to make an irrevocable and unconditional Year 15 Rejectable Offer for the Minimum Year 15 Price.

            (vi) If Lessee shall have made or shall be deemed to have made a Year 15 Rejectable Offer, Lessor will have until the date which is sixty (60) days before the Year 15 Expiration Date to accept or reject the Year 15 Rejectable Offer; provided, however, that if Lessor does not accept or reject the Year 15 Rejectable Offer at least sixty (60) days before the Year 15 Expiration Date, Lessor will irrevocably and unconditionally be deemed to have accepted such offer, without further action. If Lessor accepts or is deemed to accept the Year 15 Rejectable Offer, then on the Year 15 Expiration Date, or if such day is not a Business Day, on the immediately preceding Business Day, Lessee will purchase the Leased Property for a purchase price equal to the greater of the Minimum Year 15 Price or the purchase price set forth in the Year 15 Rejectable Offer in cash, plus all Basic Rent, Additional Rent and any other sums then due and payable hereunder by Lessee for the period through the date of such purchase, in accordance with Article 15 (collectively, the Year 15 Purchase Price). Upon payment of such purchase price and all such sums by the Lessee, this Lease shall terminate and Lessor, at the expense of Lessee, shall convey the Leased Property to Lessee or its designee in accordance with Article 15.

      (d) (i) At Year 20: If and only if a Year 15 Rent Reset Lease Amendment has been executed on or before the date which is three hundred sixty-five (365) days before the Year 20 Expiration Date (the 20 Year Notice Date), Lessee shall send written notice (the Year 20 Notice) to Lessor of its irrevocable election to do one of the following: (A) to make an irrevocable offer to purchase the Leased Property on the Year 20 Expiration Date for a price at least equal to the sum of the Property Account as of the Year 20 Expiration Date plus 10% of the Original Purchase Price (the Minimum Year 20 Price), in accordance with Article 15 (a Year 20 Rejectable Offer), or (B) to renew this Lease for the First Renewal Term which shall be that period of time after the Year 20 Expiration Date which is equal to the lesser of (1) nine (9) years


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                                                    Pennsylvania Lease Agreement

and six (6) months and (2) 74.99% of the remaining economic useful life of the Leased Property as of the Year 20 Expiration Date pursuant to a Year 20 Rent Reset Lease Amendment (hereinafter defined) (the Year 20 Rent Reset Option). The remaining economic useful life of the Leased Property will be determined in accordance with the appraisal procedure set forth in Schedule H hereof, except instead of determining market rent, the appraisers will determine the remaining useful life of the Leased Property as of the Year 20 Expiration Date. If Lessee fails to provide the 20 Year Notice in a timely manner, then as of the 20 Year Notice Date, Lessee shall be deemed to have irrevocably and unconditionally elected, and hereby does irrevocably and unconditionally elect, without further action, the Year 20 Rent Reset Option. As provided in paragraph (b) of Article 2, Lessee's right to extend the Term for the first of its four (4) five (5) year renewal terms (which is available to Lessee as of the Year 20 Expiration Date, but only if Lessee elects to make a Year 20 Rejectable Offer and the same is subsequently rejected in accordance with the terms hereof by the Lessee), must be exercised no later than the date of the 20 Year Notice.

            (ii) Commencing promptly after Lessee timely elects (or is deemed to elect) a Year 20 Rent Reset Option, Lessor will use its commercially reasonable efforts to arrange nonrecourse financing from one or more Institutional Investors through the issuance of a Successor Note at an interest rate and with monthly payments of principal and interest sufficient to amortize the principal balance of the Successor Note through the payment of 240 equal monthly installments (the First Renewal Term Expiration Date). The interest rate determined under the preceding sentence will reflect Lessor's actual cost of borrowing money at such time taking into account the creditworthiness of Lessee and Guarantor and the terms and conditions of this Lease. Lessor will notify Lessee of the terms of the proposed financing (the Year 20 Notice). Lessee will have forty-five (45) days after receipt of Lessor's Year 20 Notice to accept either the proposed financing, or if Lessee is not satisfied with the financing terms Lessor proposes, then Lessee may, within such forty-five (45) day period, notify Lessor that it elects to cause Lessor to issue a non-recourse Successor Note to one or more Institutional Investors which Lessee selects. In such case, Lessor will be required to accept such financing and to issue a Successor Note to such Institutional Investor (or Institutional Investors) which Lessee has selected; provided, all of the terms of such financing are equivalent to or more favorable than the financing of which Lessor has informed Lessee in its Year 20 Notice. If Lessee fails within such forty-five (45) day period to approve such financing proposed by Lessor in the Year 20 Notice or to notify Lessor within such period that it is not satisfied with the terms of such proposed financing and that it elects to cause Lessor to accept the financing arranged by Lessee, then the financing proposed by Lessor in its Year 20 Notice will be binding and conclusive. The refinancing selected pursuant to this subsection is called a "Qualified Financing".

            (iii) Lessor will, pursuant to such Qualified Financing, issue a Successor Note to one or more Institutional Investors, in an aggregate principal amount equal to the sum of (A) the Property Account (as defined in Schedule C) as of the Rent Reset Effective Date, and (B) the Rent Reset Closing Costs incident to the issuance of such Successor Note. In connection with and concurrently with the issuance of the Successor Note, Lessor and Lessee will amend this Lease pursuant to an amendment (Year 20 Rent Reset Lease Amendment), effective as of the date on which Lessor has received the proceeds of the Successor Note, which date shall not be earlier than the date which the Note, by its terms, is permitted to be prepaid in full at par (the Year 20 Rent Reset Effective Date). The Year 20 Rent Reset Lease Amendment will (w) modify


                                       36
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                                                    Pennsylvania Lease Agreement

the Basic Rent so that the Basic Rent payable in advance each month equals a sum sufficient to pay when due the principal of and interest on the Successor Note over the term of the Successor Note, (x) establish Termination Values (which shall always be equal to the sum of 100% of the Property Account plus 10% of the Original Purchase Price) applicable for the term covered by the Year 20 Rent Reset Lease Amendment, (y) establish the Property Subaccount A for the term covered by the Year 20 Rent Reset Lease Amendment in accordance with the definition of Property Subaccount A in Schedule C, and (z) provide such other changes to this Lease as may be required by Lessor and/or the purchaser(s) of the Successor Note, to the extent consented to by Lessee or specified in Lessor's Year 20 Notice.

            (iv) Lessee expressly agrees that the foregoing determination of the Qualified Financing will be conclusive for all purposes. Lessee agrees not to assert, and hereby expressly, irrevocably and unconditionally waives, any claim whatsoever that any refinancing was not the best available and any defense to pay rent or any other amounts arising out of the terms of the refinancing.

            (v) Notwithstanding anything contained herein to the contrary, if Lessee shall have elected to renew this Lease for the First Renewal Term and if for any reason Lessor does not, by the date ninety (90) days before the Year 20 Expiration Date, or if such day is not a Business Day, on the immediately preceding Business Day, actually receive free and clear net proceeds of a Successor Note financed in cash or other immediately available funds and in an amount equal to the sum of the then current Property Account, then Lessee will be deemed to have irrevocably and unconditionally elected, and hereby does irrevocably and unconditionally elect, without further action, to make an irrevocable and unconditional Year 20 Rejectable Offer for the Minimum Year 20 Price.

            (vi) If Lessee shall have made or shall be deemed to have made a Year 20 Rejectable Offer, Lessor will have until the date which is sixty (60) days before the Year 20 Expiration Date to accept or reject the Year 20 Rejectable Offer; provided, however, that if Lessor does not accept or reject the Year 20 Rejectable Offer at least sixty (60) days before the Year 20 Expiration Date, Lessor will irrevocably and unconditionally be deemed to have accepted such offer, without further action. If Lessor accepts or is deemed to accept the Year 20 Rejectable Offer, then on the Year 20 Expiration Date, or if such day is not a Business Day, on the immediately preceding Business Day, Lessee will purchase the Leased Property for a purchase price equal to the greater of the Minimum Year 20 Price or the purchase price set forth in the Year 20 Rejectable Offer in cash, plus all Basic Rent, Additional Rent and any other sums then due and payable hereunder by Lessee for the period through the date of such purchase, in accordance with Article 15. Upon payment of such purchase price and all such sums by the Lessee, this Lease shall terminate and Lessor, at the expense of Lessee, shall convey the Leased Property to Lessee or its designee in accordance with Article 15.

      24. Notices. All communications herein provided for or made pursuant hereto shall be in writing and shall be sent by (i) registered or certified mail, return receipt requested, and the giving of such communication shall be deemed complete on the third Business Day after the same is deposited in a United States Post Office with postage charges prepaid, (ii) reputable overnight delivery service with acknowledgment receipt returned, and the giving of such communication shall be deemed complete on the immediately succeeding Business Day after the


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                                                    Pennsylvania Lease Agreement

same is deposited with such delivery service, (iii) legible fax with original to follow in due course (failure to send such original shall not affect the validity of such fax notice), and the giving of such communication shall be complete when such fax is received, or (iv) hand delivery:

      (a) if to Lessor, at the address set forth in Item 8 of Schedule B.

      (b) if to Lessee, at the address set forth in Item 9 of Schedule B.

Lessor shall give notice to Lessee of the name and address of Lessor's Mortgagee, and Lessee shall deliver (in the manner described above) to such Lessor's Mortgagee at such address a copy of any notice given by Lessee to Lessor. No notice by Lessee to Lessor pursuant to the provisions of this Lease shall be deemed effective unless and until such notice is also so delivered to such Lessor's Mortgagee; and no notice by Lessor to Lessee pursuant to the provisions of this Lease shall be deemed effective unless and until such notice is joined in or consented to in writing by Lessor's Mortgagee. Either party, and Lessor's Mortgagee, may change the address where notices are to be sent by giving the other party (or parties) and Lessor's Mortgagee ten (10) days' prior written notice of such change.

      25. Estoppel Certificates. Each party hereto agrees that at any time and from time to time during the term of this Lease, it will promptly, but in no event later than ten (10) days after request by the other party hereto, execute, acknowledge and deliver to such other party (and, on request, to any current or prospective mortgagee or prospective purchaser) a certificate stating, to the best of such party's knowledge, (a) that this Lease is unmodified and in force and effect (or if there have been modifications, that this Lease is in force and effect as modified, and setting forth any modifications); (b) the date to which Basic Rent, Additional Rent and other sums payable hereunder have been paid; (c) whether or not there is an existing default by Lessee in the payment of Basic Rent, Additional Rent or any other sum required to be paid hereunder, and whether or not there is any other existing default by Lessee with respect to which a notice of default has been served or of which the signer has Actual Knowledge, and, if there is any such default, specifying the nature and extent thereof; (d) whether or not there are any setoffs, defenses or counterclaims against enforcement of the obligations to be performed hereunder existing in favor of the party executing such certificate, and if so, the basis for such claim; (e) stating that Lessee is in possession of the Leased Property or setting forth the parties in possession and identifying the instruments pursuant to which they took possession; and (f) stating such other information with respect to the Leased Property and/or this Lease as may be reasonably requested. Without limiting the foregoing, Lessee will execute an estoppel certificate in the form of Exhibit G hereof.

      26. No Merger. Lessee agrees that there shall be no merger of this Lease or of any sublease under this Lease or of any leasehold or subleasehold estate hereby or thereby created with the fee or any other estate or ownership interest in the Leased Property or any part thereof by reason of the fact that the same entity may acquire or own or hold, directly or indirectly, (a) this Lease or any sublease or any leasehold or subleasehold estate created hereby or thereby or any interest in this Lease or any such sublease or in any such leasehold or subleasehold estate and (b) the fee estate or other estate or ownership interest in the Leased Property or any part thereof.

                                                    Pennsylvania Lease Agreement

      27. Surrender.

      (a) Upon the expiration or earlier termination of the Term of this Lease, Lessee shall peaceably leave and surrender the Leased Property to Lessor in the same condition in which the Leased Property was originally received from Lessor on the Commencement Date, except as repaired, rebuilt, Restored, altered or added to as required by or permitted by any provision of this Lease (ordinary wear and tear and the consequences of any Destruction resulting in the termination of this Lease pursuant to paragraph (c) of Article 12 hereof excepted). Lessee shall remove from the Leased Property on or prior to such expiration or earlier termination all property situated thereon which is not the property of Lessor, and shall repair any damage caused by such removal. Property not so removed shall become the property of Lessor, and Lessor may cause such property to be removed from the Leased Property and disposed of, and Lessee shall pay the cost of any such removal and disposition and of repairing any damage caused by such removal.

      (b) Except for surrender upon the expiration or earlier termination of the Term hereof, no surrender to Lessor of this Lease or of the Leased Property shall be valid or effective unless agreed to and accepted in writing by Lessor.

      28. Separability. Each provision contained in this Lease shall be separate and independent and the breach of any such provision by Lessor shall not discharge or relieve Lessee from its obligation to perform each obligation of this Lease to be performed by Lessee. If any provision of this Lease or the application thereof to any Person or circumstance shall to any extent be invalid and unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and enforceable to the extent permitted by law.

      29. Signs; Showing. During the three-month period preceding the date on which the then current Term of this Lease shall expire, Lessor may (a) place signs in reasonable locations on the grounds in front of the Leased Property advertising that the same will be available for rent or purchase, and (b) upon not less than four (4) hours notice to Lessee, show the Leased Property to prospective lessees or purchasers during normal business hours as Lessor may elect.

      30. Waiver of Trial by Jury. Lessor and Lessee hereby waive trial by jury in any litigation brought by either against the other on any matter arising out of or in connected with this Lease or the Leased Property.

      31. Recording. Lessor and Lessee will execute, acknowledge, deliver and cause to be recorded or filed or, at Lessee's expense, registered and re-recorded, refiled or re-registered in the manner and place required by any present or future law, a memorandum thereof, and all other instruments, including, without limitation, financing statements, continuation statements, releases and instruments of similar character, which shall be reasonably requested by Lessor or Lessee as being necessary or appropriate in order to protect their respective interests in the Leased Property.

                                                    Pennsylvania Lease Agreement

      32. Miscellaneous; Limited Recourse. This Lease shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns permitted hereunder. In addition, Lessor's Mortgagee is an intended third party beneficiary of those provisions of this Lease which expressly reference Lessor's Mortgagee. Nothing herein shall restrict the right of Lessor to convey the Leased Property or interests therein or interests in Lessor without the consent of Lessee. Recourse for the breach of any obligation of Lessor hereunder shall be limited to Lessor's interest in the Leased Property, and in no event shall Lessee have recourse to Lessor personally, or its members, managers, its trustees or beneficiaries or to any other assets of Lessor. Concurrently with the execution and delivery of this Lease, Lessee shall cause to be delivered to Lessor and Lessor's Mortgagee an opinion of counsel to Lessee, satisfactory in form and substance to Lessor and Lessor's Mortgagee, as to the due authorization, execution and delivery of this Lease by Lessee and the validity, binding effect and enforceability as to Lessee of this Lease and such other matters relating to Lessee and this Lease as Lessor or Lessor's Mortgagee may reasonably request. To the extent Lessor or Lessor's Mortgagee, in its reasonable opinion, should at any time during the Term of this Lease require any additional documents to be executed by Lessee to further document or affirm compliance with Lessee's agreements hereunder or under any related documents, the Lessee shall immediately comply with said request and execute such documents. Lessee shall, as Additional Rent, pay any reasonable in-house or outside counsel attorney's fees and expenses incurred by Lessor's Mortgagee or Lessor (a) in connection with said matters (b) in connection with similar requests from Lessor's Mortgagee to Lessor with respect to the Note, the Mortgage or any Loan Documents and (c) in connection with any request by Lessee for modifications, waivers or other actions hereunder (without implying any obligation on Lessor's part to consent to the same). Furthermore, Lessee shall, as Additional Rent, pay any costs incurred by Lessor's Mortgagee or Lessor in connection with (a) conducting lien searches of Lessor or Lessee and their respective assets and properties on an annual basis and at such other times as Lessor's Mortgagee in its sole discretion may determine to be necessary and (b) costs incurred by Lessor or Lessor's Mortgagee in making, executing and delivering or causing to be made, executed and delivered and where appropriate, causing to be recorded or filed or rerecorded and refiled any and all documents, certificates and other documents as Lessor's Mortgagee may reasonably consider necessary or desirable in order to effectuate, complete or perfect and to continue and preserve the obligations of Lessor under the Note and the Loan Documents and the Liens created thereby. This Lease may not be amended, changed, waived, discharged or terminated orally, but only by an instrument specifically evidencing an intent to amend signed by the party against whom enforcement thereof is sought. No failure, delay, forbearance or indulgence on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, or as an acquiescence in any breach, nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. This Lease and the rights and obligations in respect hereof shall be governed by, and construed and interpreted in accordance with, the laws of the state within which the Leased Property is located. All headings are for reference only and shall not be considered as part of this Lease. This Lease may be executed in any number of counterparts, each of which shall be an original, and such counterparts together shall constitute but one and the same instrument. TIME IS OF THE ESSENCE as to the time periods set forth pursuant to each provision of this Lease. Under no circumstance shall Lessor be deemed to have acted negligently, grossly negligently, wrongfully, or willfully merely by Lessor's ownership of the

                                                    Pennsylvania Lease Agreement

Leased Property, and in no event shall any occurrence relating to the Leased Property, whether negligent or willful, be imputed to Lessor by reason of Lessor's interest in the Leased Property, it being understood that all obligations with respect to the Leased Property are the responsibility of Lessee under this Lease. Further, under no circumstance shall Lessor, Lessor's Mortgagee or any other Indemnified Party be deemed to have acted negligently, grossly negligently, wrongfully or willfully merely by undertaking an action at the request or direction of Lessee or anyone claiming by through or under Lessee or in failing to take any action necessary to comply with Legal Requirements or other obligations to the extent such compliance is the responsibility of Lessee hereunder, and, except as set forth expressly in this Lease, Lessee agrees that it, alone, is responsible for complying with all Legal Requirements and that Lessor is under no duty or obligation to satisfy such Legal Requirements and that a breach thereof shall not, under any circumstances, result in liability of any Indemnified Party. In order to have acted negligently, wrongfully, grossly negligently or willfully, a court of competent jurisdiction must have determined that Lessor committed an affirmative act. Whenever Lessor is allowed or required to give its consent or approval of any matter under this Lease or to deliver any estoppel or other instrument, Lessee's sole remedy for Lessor's failure to give such consent or approval or instrument in accordance with the applicable provision of this Lease shall be to compel such approval or delivery. In no event and under no circumstance may Lessee recover any monetary damages for such failure or terminate or otherwise modify this Lease. Lessor and Lessee agree that this Lease is a true lease and does not represent a financing arrangement. Each party shall reflect the transaction represented hereby in all applicable books, records and reports (including tax filings and financial reports) in a manner consistent with "true lease" treatment rather than "financing" treatment. Promptly upon becoming aware thereof, Lessee shall give Lessor and Lessor's Mortgagee notice with respect to any material adverse change in the legality, validity or enforceability of this Lease.

      33. Lessee Representations. Lessee represents and warrants to Lessor that the following are true and correct as of the date hereof:

      (a) Due Organization. Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is qualified to do business in, and in good standing under the laws of all jurisdictions where its business requires qualification. Guarantor has the necessary corporate power and authority to conduct its business as now conducted and to perform its obligations under the Guaranty. Lessee is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania and qualified to do business in, and in good standing under the laws of, the state in which the Leased Property is located and all other jurisdictions where its business requires qualification. Lessee has the necessary corporate power and authority to conduct its business as now conducted and to sell and lease the Leased Property.

      (b) Due Authorization; No Conflict. This Lease, the SNDA, the Guaranty and all other documents signed or to be signed by Lessee or Guarantor in relation hereto have been duly authorized by all necessary corporate and/or limited liability action on the part of Lessee and Guarantor and have been duly executed and delivered by Lessee and Guarantor, and the execution, delivery and performance thereof by Lessee and Guarantor will not (i) require any approval or consent of the members and/or stockholders of Lessee or Guarantor or any approval or consent of any trustee or holder of any indebtedness or obligation of Lessee or Guarantor or

                                                    Pennsylvania Lease Agreement

any approval or consent of any Governmental Authority, other than such consents and approvals as have been obtained, (ii) contravene any Legal Requirements binding on Lessee or Guarantor or (iii) contravene or result in any breach of or constitute any default under Lessee's and Guarantor's charter or by-laws or other organizational documents, or any indenture, mortgage, loan agreement, contract, partnership or joint venture agreement, lease or other agreement or instrument to which Lessee or Guarantor is a party or by which Lessee or Guarantor is bound, or result in the creation of any lien upon any of the property of Lessee or Guarantor, to the extent that such breach, default or creation of lien would have a material adverse effect on the ability of Lessee to sell the Leased Property and/or to perform its obligations under this Lease or on the ability of Guarantor to perform its obligations under the Guaranty, or be a material breach or default, or result in a lien arising, under a material indenture, mortgage, loan agreement, lease or other agreement.

      (c) Enforceability. This Lease, the SNDA, the Guaranty and all other documents signed or to be signed by Lessee or Guarantor related hereto, are each a legal, valid and binding obligation of Lessee and Guarantor, enforceable against Lessee and Guarantor in accordance with the terms thereof, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors, mortgagees' or lessors' rights in general.

      (d) Investment Company; Public Utility Holding Company. Neither Lessee nor Guarantor is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Neither Lessee nor Guarantor is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or a "public utility" within the meaning of the Federal Power Act, as amended.

      (e) Bankruptcy. No bankruptcy, reorganization, arrangement or insolvency proceedings are pending, threatened or contemplated by Lessee or Guarantor. Lessee has not made a general assignment for the benefit of creditors and Lessee is able to pay its debts as they become due. Guarantor has not made a general assignment for the benefit of creditors and Guarantor is able to pay its debts as they become due.

      (f) Rents. Lessee has not paid Basic Rent to Lessor (or any of the Indemnified Parties) more than 30 days in advance, and no Basic Rent payable hereunder has been waived, released, or otherwise discharged or compromised by Lessor (or any of the Indemnified Parties). Lessee is not entitled to any period of free rent or any offset, credits or rights of abatement against Lessee's obligation to pay Basic Rent hereunder.

      (g) Liens. Lessee has no right to obtain a lien upon the Leased Property superior to the lien of Lessor's Mortgage on the Leased Property.

      (h) Criminal Proceedings. Neither Lessee nor Guarantor is the subject of a pending criminal proceedings.

      (i) Tax Filings. All tax returns and reports of Lessee and Guarantor required by law to be filed have been duly filed, and all Taxes of any Governmental Authority upon Lessee and Guarantor and upon the assets or income of Lessee or Guarantor (other than the Leased Property), which are due and payable and are not being contested by Lessee, have been paid or accrued. All Taxes and Impositions of any Governmental Authority upon the Leased Property, which are due and payable, have been paid. All Tax contests are being performed consistent with the terms of the Lease.

      (j) Condemnation. To Lessee's and Guarantor's Actual Knowledge, no Taking has been commenced or has been announced as being contemplated with respect to all or any portion of the Leased Property or for the relocation of roadways providing access to the Leased Property.

      (k) Utilities and Public Access. To Lessee's and Guarantor's Actual Knowledge, the Leased Property has adequate rights of access to dedicated public ways (and the Leased Property makes no materials use of any means of access or egress that is not pursuant to such dedicated public ways or recorded, irrevocable rights-of-way or easements) and is served by adequate water, sewer, sanitary sewer and storm drain facilities. To Lessee's and Guarantor's Actual Knowledge, all public utilities and facilities necessary for the full use and enjoyment of the Leased Property are located in the public right-of-way or in or through a recorded irrevocable easement in favor of the Leased Property. To Lessee's and Guarantor's Actual Knowledge, all such utilities and facilities are connected so as to serve the Leased Property without passing over other property, except to the extent that such utilities are accessible to the Leased Property by virtue of a recorded, irrevocable easement or similar agreement or right. To Lessee's and Guarantor's Actual Knowledge, all roads necessary for the full utilization of the Leased Property for its current purpose have been completed and such roads have been dedicated to public use and accepted by all Governmental Authorities.

      (l) Condition, Compliance. To the Lessee's and Guarantor's Actual Knowledge, (i) the Improvements are structurally sound, in good condition, free of any material damage or waste that would affect the value of the Leased Property and are free of structural defects and all building systems are in good working order and condition; (ii) the Leased Property is a separate tax lot for purposes of ad valorem taxation, zoning and similar purposes and does not include any property not a part of the Leased Property; (iii) the Leased Property is lawfully occupied by Lessee under the Lease; (iv) the Leased Property is in compliance with all Legal Requirements and all covenants and restrictions affecting the Leased Property, occupancy, use or operation of such Leased Property, and the use of the Leased Property is not a pre-existing, non-conforming use; and (v) the conduct by Lessee of its business as presently conducted does not violate any provision of any Legal Requirements and Lessee has obtained all permits, licenses, consents and approvals of all Governmental Authorities or other third parties, including all consents and approvals, if any under Legal Requirements described to protect the environment, which are required to conduct such business, and such permits, licenses, consents and approvals and are not subject to review upon appeal or under any pending or threatened attack by direct proceedings. No notice of the violation of any Legal Requirements have been received by Lessee or Guarantor. To Lessee's and Guarantor's Actual Knowledge, all Permits required by Legal Requirements or by insurance standards or otherwise to be made or issued with respect to the lawful construction, use and occupancy of the Leased Property, have been made or have been obtained from the appropriate Governmental Authorities and are valid and in full force and effect. To Lessee's and Guarantor's Actual Knowledge, the Leased Property and all Improvements thereon do not require any rights over, or restrictions against, other property in order to comply with any Legal Requirements.

      (m) Subleases. There are no subleases affecting all or any portion of the Leased Property in existence on the date hereof, and no person has any possessory interest in, or right to occupy, the Leased Property except Lessee pursuant to this Lease.

      (n) Intentionally Omitted.

      (o) Pending Actions. There are no actions, suits or proceedings in or by or before any Governmental Authority now pending or, to Lessee's or Guarantor's Actual Knowledge, threatened against or affecting Lessee, Guarantor or the Leased Property which, if adversely decided, would prevent the consummation of the transaction contemplated by the Lease, impair Lessee's ability to perform its obligations under this Lease, impair Guarantor's ability to perform its obligations under the Guaranty, or materially impair the Leased Property. Without limiting the generality of the foregoing, to Lessee's and Guarantor's Actual Knowledge, no judgment, lien, suit, action or legal, administrative, arbitration or other proceeding, or any change in the zoning or building ordinances affecting the Leased Property is pending against Lessee, Guarantor or the Leased Property which could result in a material adverse change in the Leased Property or the financial condition of Lessee or Guarantor, in a judgment or lien against Lessee or Guarantor or the Leased Property, or in a rezoning of the Leased Property (or any part thereof).

      (p) Parties in Possession. There are no parties in possession of the Leased Property, except Lessee.

      (q) Sewer Systems. The sanitary sewer or septic system on the Leased Property is in compliance with all applicable Legal Requirements.

      (r) Driveways. To Lessee's and Guarantor's Actual Knowledge, all curb cuts, driveways and traffic signals shown on the survey delivered to Lessor before the execution and delivery of this Lease and material to the use and value of the Leased Property for their intended purposes are existing and have been fully approved by the appropriate Governmental Authority.

      (s) Casualty Damage. The Leased Property is free from unrepaired damage caused by Casualty.

      (t) Sales and Payroll Taxes. To Lessee's and Guarantor's Actual Knowledge, the Leased Property is free from any past due obligations for sales and payroll taxes.

      (u) Title. As of the date hereof, Lessor has good and marketable title in fee simple to the Leased Property. Lessee will, on behalf of Lessor, forever warrant and defend Lessor's title to the Leased Property against any and all claims whatsoever and will forever warrant and defend the validity and priority of the lien created under the Mortgage against claims of all persons and parties whatsoever, subject to the Permitted Encumbrances and any liens created by Lessor or its successors or assigns. The foregoing warranty of title shall survive the foreclosure of the Mortgage and shall inure to the benefit of and be enforceable by the Lessor's Mortgagee if

                                                    Pennsylvania Lease Agreement

the Lessor's Mortgagee acquires title to the Leased Property. Under no circumstances shall any third party (other than Lessor's Mortgagee), including any title insurer, be a beneficiary of the representation and warranty made in this paragraph.

      (v) Labor Controversies. There are no labor controversies pending, or to the best knowledge of Lessee, threatened against Lessee, which, if adversely determined, would have a material adverse effect on Lessor, Lessee, Lessor's Mortgagee or the legality, validity or enforceability of this Lease or any document executed in connection herewith.

      34. No Lessor Representations or Warranties. Lessor has not made an inspection of the Leased Property and makes no representation or warranty, express or implied, with respect to the Leased Property or the location, use, description, design, merchantability, fitness for use for a particular purpose, condition or durability thereof, or as to quality of the material or workmanship therein or environmental condition thereof. Lessor shall not have any responsibility or liability to Lessee or any party claiming by, through or under Lessee with respect to any defect or deficiency of any nature in the Leased Property or any portion thereof, whether patent or latent and Lessor shall not have any responsibility or liability for any direct or indirect damage to persons or property resulting therefrom or for Lessee's loss of use of the Leased Property or any portion thereof or any interruption in Lessee's business caused by Lessee's inability to use the Leased Property or any portion thereof for any reason whatsoever. The provisions of this Article have been negotiated and are intended to be a complete exclusion and negation by Lessor of, and Lessor does hereby disclaim and lessee does hereby waive, any and all warranties by Lessor, express or implied, with respect to the Leased Property or any portion thereof, whether arising pursuant to the uniform commercial code or any other legal requirement now or hereafter in effect or otherwise.

      35. Intentionally Omitted.

      36. Additional Provisions Relating to Leased Property. The additional provisions set forth in Item 20 of Schedule B are hereby incorporated in this Lease and made a part hereof.

                                                    Pennsylvania Lease Agreement

IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease to be duly executed and delivered as of the date first written above.

                                      Lessor:

Signed, Sealed and Delivered          CRICIPECPA LP, a Delaware limited
in the Presence of the following      partnership
Witness(es):
                                      By: CRICIPEC LLC, a Delaware limited
                                          liability company, its General Partner

                                          By: CRICIPEC Holdings LLC, a
                                              Delaware limited liability
                                              company, its Member

                                              By: CRIC Capital, LLC, a Delaware
                                                  limited liability company,
                                                  its Member


/s/ Andrea M. Mullen                              By: /s/ Marcy Axelrad
Name:                                                 Marcy Axelrad
                                                      Executive Vice President

                                                    Pennsylvania Lease Agreement

                                            Lessee:

Signed, Sealed and Delivered
in the Presence of the following            INTERNATIONAL PLASTICS AND
Witness(es):                                EQUIPMENT CORP.


/s/ Charles J. Long, Jr                     By: Joseph Giordano, Jr
Name:                                           Name:  Joseph Giordano, Jr
                                                Title: President

                                                    Pennsylvania Lease Agreement

                                   APPENDIX I

                                   DEFINITIONS

      Actual Knowledge by the Lessee or the Guarantor with respect to any matter means the present actual knowledge of such matter by any Specified Officer after reasonable investigation and inquiry. Actual Knowledge shall be presumed conclusively as to the content of any notice to Lessee made in accordance with the provisions of this Lease.

      Additional Rent is defined in paragraph (b) of Article 3.

      Affiliate of any Person means, at any time, any other Person or group acting in concert with respect of the Person in question that directly or indirectly controls, is controlled by or is under common control with, such Person. For purposes of this definition, the term "control" (including the correlative meanings of the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

      Alabama Lease is defined in paragraph (c) of Article 12.

      Alternate Rate Notice is defined in Item 7(g) of Schedule B.

      Applicable Rate means (i) the LIBOR Interest Rate for any period when this Lease is a LIBOR Lease or (ii) the Substitute Rate plus the Substitute Spread for any period when the Lease is a Substitute Rate Lease.

      Asset Sale Deficiency means the proceeds of any sale of Guarantor's assets to the extent that such proceeds do not result in an Increased Tangible Net Worth of the Guarantor.

      B Rent is defined in Item 7(g) of Schedule B.

      Bankruptcy Code means Title 11 of the United States Code or any other Federal or state bankruptcy, insolvency or similar law, now or hereafter in effect in the United States.

      Basic Rent is defined in paragraph (a) of Article 3.

      Basic Term is defined in paragraph (a) of Article 2.

      Basic Term Expiration Date is defined in paragraph (a) of Article 2.

      Business Day means any day except Saturdays, Sundays or a day on which commercial banks located in the State of New York are authorized or required to be closed.

      Calculation Period means for each calendar month the period starting on the first day of such month and ending on the last day of such month.

      Casualty is defined in paragraph (a) of Article 12.

                                                    Pennsylvania Lease Agreement

      Certificate Holder means, as of any particular date, any holder of interests that evidence ownership interests in the assets of a trust that is holding a loan secured by a Mortgage or that is holding participation interests in a loan secured by a Mortgage.

      Closing means the closing for the acquisition of the Leased Property by Lessor and the leasing of the Leased Property by Lessor to Lessee.

      CMBS is defined in the definition of Lessor's Mortgagee.

      Code is defined in Article 22.

      Commencement Date means the date specified in Item 4 of Schedule B.

      Depositary is defined in paragraph (b) of Article 12.

      Destruction is defined in paragraph (a) of Article 12.

      Discount Rate means 3% per annum.

      Environmental Laws means the Resource Conservation and Recovery Act (42 U.S.C. ss.6901 et seq.), as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss.9601 et seq.), as amended by the Superfund Amendments and Reauthorization Act of 1986, the Hazardous Materials Transportation Act (49 U.S.C. ss.1801 et seq.), the Toxic Substances Control Act (15 U.S.C. ss.2601 et seq.), the Clean Air Act (42 U.S.C. ss.7401 et seq.), the Clean Water Act (33 U.S.C. ss.1251 et seq.) the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. ss.135 et seq.), the Occupational Safety and Health Act (29 U.S.C. ss.651 et seq.) and all applicable federal, state and local environmental laws, including obligations under the common law, ordinances, rules, regulations and publications, as any of the foregoing may have been or may be from time to time amended, supplemented or supplanted, and any other Legal Requirements, now or hereafter existing relating to regulation or control of Hazardous Substances or environmental protection, the impact of environmental quality on human health and environmental safety.

      Environmental Site Assessment is defined in Schedule B.

      ERISA is defined in Article 22.

      Event of Default is defined in paragraph (a) of Article 20.

      Executive Officer means the President, Executive Vice President, Treasurer, Financial Vice President, Director of Real Estate or if such office does not exist, its closest equivalent.

      15 Year Notice is defined in paragraph (c) of Article 23.

      15 Year Notice Date is defined in paragraph (c) of Article 23.

      Final Rent Payment is defined in Schedule C.

                                                    Pennsylvania Lease Agreement

      First Renewal Term is defined in paragraph (b) of Article 2.

      First Renewal Term Expiration Date is defined in paragraph (d) of Article 23.

      5 Year A Rent is defined in Item 7(f) of Schedule B.

      5 Year Basic Rent Sum is defined in Item 7(a) of Schedule B.

      5 Year Notice is defined in paragraph (a) of Article 23.

      5 Year Notice Date is defined in paragraph (a) of Article 23.

      Governmental Authority means any federal, state, county, municipal or other governmental or regulatory, arbitrator, board, body, commission, court, instrumentality, or other administrative, judicial, quasi-governmental or quasi-judicial tribunal, authority or agency of competent authority (or private Person in lieu thereof).

      Guarantor means IPEC Holdings, Inc., a Nevada corporation, and any other guarantor of Lessee's obligations under the Lease.

      Guaranty means the Guaranty of even date herewith from Guarantor to Lessor.

      Hazardous Substances means (i) those substances (whether solid, liquid or gas), included within the definitions of or identified as "hazardous substances", "hazardous materials", or "toxic substances" in or pursuant to, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. ss.9601 et seq.) (CERCLA), as amended by Superfund Amendments and Reauthorization Act of 1986 (Pub. L. 99-499, 100 Stat.
1613) (SARA), the Resource Conservation and Recovery Act of 1976 (42 U.S.C., ss. 6901 et seq.) (RCRA), the Occupational Safety and Health Act of 1970 (29 U.S.C. ss. 651 et seq.) (OSHA), and the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801 et seq., and in the regulations promulgated pursuant to said laws, all as amended; (ii) those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto); (iii) any material, waste substance, pollutant or contamination which is or contains (A) petroleum, its derivatives, by-products and other hydrocarbons, including crude oil or any fraction thereof, natural gas, or synthetic gas usable for fuel or any mixture thereof, (B) asbestos, and/or asbestos-containing materials in any form that is or could become friable, (C) polychlorinated biphenyls, (D) designated as "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. ss. 1251 et seq., (33 U.S.C. ss. 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. ss. 1317); (E) flammable explosives; (F) radioactive materials; and (iv) such other substances, materials, wastes, pollutants and contaminants which are or become regulated as hazardous, toxic or "special wastes" under applicable local, state or federal law, or the United States government, or which are classified as hazardous, toxic or as "special wastes" under any Legal Requirements.

      Improvements means all buildings, facilities, structures, additions, extensions and other improvements now or hereafter existing on the Land and fixtures appurtenant thereto and any and all alteration and additions thereto.

                                                    Pennsylvania Lease Agreement

      Indemnified Liability is defined in paragraph (a) of Article 8.

      Indemnified Parties is defined in Article 8.

      Indenture Trustee means the trustee under the Mortgage, if any, from time to time.

      Installment Payment Dates is defined in paragraph (a) of Article 3.

      Institutional Investor means Sky Bank, an Ohio banking institution or any other bank, insurance company, a bank affiliate or wholly owned subsidiary of any such bank, or any other financial or lending institution organized under the laws of the United States or any state thereof or Canada or any province thereof with a net worth of at least $25,000,000, including, without limitation, a real estate investment trust and/or trust, corporation or other Person engaged in so-called conduit lending, or a public or private pension plan or institutionally managed fund having gross assets of at least $100,000,000.

      Insurance Requirements is defined in Article 13.

      Land is defined in Article 1.

      LC Holder shall have the meaning ascribed thereto in the Alabama Lease.

      Leased Property is defined in Article 1.

      Lease Year means (i) initially, the period commencing on (and including) the Commencement Date and including any partial month between the Commencement Date and first day of the following month if the Commencement Date is not the first day of a month, and ending at midnight of the last day of the month that is the twelfth (12th) consecutive calendar month after the first full month of the Basic Term; (ii) thereafter, a period of twelve (12) consecutive calendar months during the Basic Term or any Renewal Term, beginning on the annual anniversary of the first day of the first full month of the Basic Term. The last Lease Year may be less than twelve (12) months if the Lease is terminated early pursuant to its terms and provisions.

      Legal Requirements means (i) all present and future applicable laws, statutes, treaties, rules, orders, ordinances, codes, regulations, requirements, Permits, and interpretations by, and applicable judgments, decrees, injunctions, writs, orders and like action of any Governmental Authority including without limitation, those pertaining to health, safety or the environment and the Americans with Disabilities Act), whether or not such are within the present contemplation of Lessor or Lessee and (ii) any reciprocal easement agreement, development agreement, deed restriction, or similar agreement, relating to the Leased Property, or the Improvements, or the facilities or equipment thereon or therein, or the streets, sidewalks, vaults, vault spaces, curbs and gutters adjoining the Leased Property, or the appurtenances to the Leased Property, or the franchises and privileges connected therewith.

      Lessee's Loss is defined in paragraph (a) of Article 12.

                                                    Pennsylvania Lease Agreement

      Lessor's Mortgagee means any lender holding a lien (whether by mortgage, deed of trust or otherwise) granted by Lessor on the Leased Property. The term "Lessor's Mortgagee" shall include the servicer and/or trustee with respect to the pool of collateral for any commercial mortgage-backed securities or mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (collectively, CMBSs) into which pool Lessor's Mortgage or other lien instrument covering the Leased Property or interest in Lessor's Mortgagee or other lien instrument has been sold, assigned, transferred or pledged and also the issuer of such CMBSs. Any references in this Lease to Lessor's Mortgagee at a time, if any, when there is no Lessor's Mortgagee shall be construed to mean "Lessor's Mortgagee, if any."

      LIBOR means, for each Calculation Period, the London Inter-Bank Offered Rate (expressed as a percentage per annum and rounded upward, if necessary, to the next nearest 1/1000 of 1%) for U.S. Dollar-denominated deposits, for a three-month period, as reported by Telerate through electronic transmission (or the successor thereto) as of 11:00 a.m., London time, on the related Rate Determination Date. If such rate is not reported by Telerate as of 11:00 a.m., London time, on such Rate Determination Date, LIBOR shall be the arithmetic mean of the offered rates (expressed as a percentage per annum) for U.S. Dollar-denominated deposits for a three-month period that appear on the Reuters Screen Libor Page as of 11:00 a.m., London time, on such Rate Determination Date, if at least two such offered rates so appear. If fewer than two such offered rates appear on the Reuters Screen Libor Page as of 11:00 a.m., London time, on such Rate Determination Date, LC Holder or Lessor shall request the principal London Office of any four major reference banks in the London interbank market selected by LC Holder or Lessor to provide such bank's offered quotation (expressed as a percentage per annum) to prime banks in the London interbank market for U.S. Dollar-denominated deposits for a three-month period as of 11:00 a.m., London time, on such Rate Determination Date for the then outstanding principal amount of the Loan. If at least two such offered quotations are so provided, LIBOR shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, LC Holder or Lessor shall request any three major banks in New York City selected by LC Holder or Lessor to provide such bank's rate (expressed as a percentage per annum) for loans in U.S. Dollars to leading European banks for a three-month period as of approximately 11:00 a.m., New York City time on the applicable Rate Determination Date for the then outstanding principal amount of the Loan. If at least two such rates are so provided, LIBOR shall be the arithmetic mean of such rates.

      LIBOR Interest Rate means for each Calculation Period LIBOR plus the Spread. Until the first Rate Determination Effective Date, the LIBOR Interest Rate shall mean 2.92% per annum.

      LIBOR Lease means this Lease at any time in which the Applicable Rate is not calculated on the basis of the Substitute Rate and the Substitute Spread in accordance with the provisions of Item 7(g) of Schedule B.

      Lien means any mortgage, deed of trust, charge, pledge, lien, option security interest or other encumbrance or security arrangement of any nature whatsoever or any other preferential arrangement that has the practical effect of creating a security interest, including, but not limited to, any conditional sale or title retention agreement, and any assignment, deposit, arrangement or

                                                    Pennsylvania Lease Agreement

lease intended as, or having the effect of, security, but excluding (i) Permitted Encumbrances, (ii) the Mortgage or any other Loan Document or (iii) any other lien or interest created by Lessor (other than at the request of or with the consent of Lessee).

      Loan Documents shall mean the Notes, the Mortgage and all documents related thereto.

      London Business Day means any day other than a Saturday, Sunday or any other day on which commercial banks in London, England or New York, New York are not open for business.

      Market Rent is defined in Schedule H.

      Minimum Credit Rating means a long term senior unsecured debt rating of "BBB" or better from S&P and "Baa2" or better from Moody's.

      Minimum Year 15 Price is defined in paragraph (c) of Article 23.

      Minimum Year 20 Price is defined in paragraph (d) of Article 23.

      Minor Addition is defined in paragraph (e) of Article 10.

      Moody's means Moody's Investor Services, Inc., and any successor thereto.

      Mortgage is defined in paragraph (b) of Article 7.

      Net Award shall mean the entire award, compensation, insurance proceeds or other payment, if any, on account of any Destruction, less any expenses reasonably incurred by Lessor or Lessor's Mortgagee in obtaining such award compensation, insurance proceeds or other payment and any cost and expense of either in connection with the administration of the distribution of the same and not already paid (or reimbursed to Lessor or Lessor's Mortgage), plus any investment income earned with respect to the foregoing amounts.

      Note means the Note (or Notes) of Lessor secured by any "Mortgage" on the Leased Property from time to time.

      Officer's Certificate means a certificate executed by an Executive Officer of Lessee who has made or caused to be made such examination or investigation as is reasonably necessary to enable such Executive Officer to express a good faith informed opinion about the subject matter of such Officer's Certificate.

      Original Purchase Price is defined in Schedule B.

      Outside Restoration Date is defined in paragraph (c) of Article 12.

      Overdue Rate is defined in paragraph (b) of Article 3.

      Permitted Encumbrances means, with respect to the Leased Property: (a) rights reserved to or vested in any Governmental Authority to condemn, appropriate, recapture or designate a purchaser of the Leased Property; (b) the liens on the Leased Property for Taxes and Impositions and any liens of mechanics, materialmen and laborers for work or services performed or material

                                                    Pennsylvania Lease Agreement

furnished in connection with the Leased Property, which are not yet due and payable, or the amount or validity of which are being contested as permitted by
Article 6 hereof; (c) easements, rights-of-way, servitudes, zoning laws, use regulations, and other similar reservations, rights and restrictions and other minor defects and irregularities in the title to the Leased Property existing on the Commencement Date or granted in accordance with Article 21 hereof; (d) the lien of any Mortgage and any assignment of this Lease as further security for the Note or notes secured by such Mortgage; (e) all other matters affecting title existing on the date of this Lease as set forth in Schedule D.

      Permits means all licenses, authorizations, certificates (including certificates of occupancy), variances, concessions, grants, registrations, consents, permits and other approvals issued by a Governmental Authority now or hereafter pertaining to the ownership, management, occupancy, use, operation, maintenance, alteration or Restoration of the Leased Property.

      Person means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, trustee of a trust, unincorporated organization, Governmental Authority or any other entity.

      Plan is defined in Article 22.

      Policies are defined in paragraph (a) of Article 13.

      Prescribed Laws means , collectively, (a) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56), (b) Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, (c) the International Emergency Economic Power Act, 50 U.S.C. Section 1701 et seq. and (d) other laws relating to money laundering or terrorism.

      Property Account is defined in Schedule C.

      Property Subaccount A is defined in Schedule C.

      Property Subaccount B is defined in Schedule C.

      Qualified Financing is defined in Article 23.

      Rate Determination Date means each April 20, July 20, October 20 and January 20 occurring after the Closing Date and before the Year 20 Expiration Date; provided, however, if the twentieth (20th) day of the month is not a London Business Day, then the Rate Determination Date shall be preceding London Business Day of such month.

      Rate Determination Effective Date means each May 1, August 1, November 1, and February 1, commencing on August 1, 2004.

      Rating Agencies mean S&P and Moody's.

                                                    Pennsylvania Lease Agreement

      Reinvestment Premium means the amount computed in accordance with Schedule C.

      Release of Hazardous Substances means the release or threatened release of any Hazardous Substances into or upon any land or water or air, or otherwise into the environment, including, by means of burying, disposing, discharging, injecting, emptying, emitting, spilling, leaking, flowing, seeping, leaching, dumping, pumping, pouring, escaping, placing and the like.

      Renewal Term is defined in paragraph (b) of Article 2.

      Rent Reset Closing Costs is defined in paragraph (a) of Article 23.

      Rent Reset Effective Date means the Year 5 Rent Reset Effective Date, the Year 10 Rent Reset Effective Date, the Year 15 Rent Reset Effective Date and/or the Year 20 Rent Reset Effective Date, as the context shall require.

      Rent Reset Lease Amendment means the Year 5 Rent Reset Lease Amendment, the Year 10 Rent Reset Lease Amendment, the Year 15 Rent Reset Lease Amendment and/or the Year 20 Rent Reset Lease Amendment as the context shall require.

      Rent Reset Option means the Year 5 Rent Reset Option, the Year 10 Rent Reset Option, the Year 15 Rent Reset Option and/or the Year 20 Renewal Option, as the context shall require.

      Restore or Restoration means if the Leased Property suffers a Destruction by a Casualty or a Taking, to restore, repair, replace, rebuild and/or improve the Leased Property, as nearly as practicable, to a condition not less than the condition required to be maintained under this Lease and a fair market value of not less than the fair market value of the Leased Property as existed immediately before such Destruction.

      Restoration Threshold Amount is defined in paragraph (b) of Article 12.

      S&P means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., and any successor thereto.

      SNDA is defined in paragraph (b) of Article 7.

      Specified Officer means an Executive Officer or if any such officer does not exist, its closest equivalent.

      Spread means 165 basis points.

      Substitute Rate is defined in Item 7(g) of Schedule B.

      Substitute Rate Lease means the Lease at any time in which the Applicable Rate is calculated at the Substitute Rate plus the Substitute Spread in accordance with the provisions of Item 7(g) of Schedule B.

      Substitute Spread is defined in Item 7(g) of Schedule B.

                                                    Pennsylvania Lease Agreement

      Successor Note means one or more non-recourse senior secured note or notes issued by one or more Institutional Investors to finance any sums specified in this Lease or to refinance the Note or any note or notes issued to refinance any successor note or notes to the original Note.

      Survey means the survey specified in Item 10 of Schedule B.

      Taking is defined in paragraph (a) of Article 12.

      Tax and Insurance Reserve Fund is defined in paragraph (e) of Article 13.

      Tax and Insurance Reserve Fund Payment is defined in paragraph (e) of
Article 13.

      Taxes and Impositions is defined in paragraph (a) of Article 6.

      10 Year Basic Rent Sum is defined in Item 7(b) of Schedule B.

      10 Year Notice is defined in paragraph (b) of Article 23.

      10 Year Notice Date is defined in paragraph (b) of Article 23.

      Term means the Basic Term, plus, as applicable, the First Renewal Term and any Renewal Term or Terms.

      Termination Payment is defined in Schedule C.

      Termination Value means the amount computed in accordance with Schedule C.

      Total Capital means the sum of all cash on hand plus all debt of the Guarantor including, without limitation, all term debt, all lines of credit including amounts theretofore drawn upon, and amounts available but not theretofore drawn upon and all other types of debt all as calculated in accordance with generally accepted accounting principles.

      Trade Fixtures is defined in Article 11.

      20 Year Notice Date is defined in paragraph (d) of Article 23.

      Warranties means all warranties, guaranties and indemnities, express or implied, and similar rights which Lessor may have against any manufacturer, engineer, contractor or builder in respect of the Leased Property including, by way of example, any right and remedy existing under contract or pursuant to the Uniform Commercial Code.

      Year 15 Expiration Date is defined in Item 6 of Schedule B.

      Year 15 Purchase Price is defined in paragraph (c) of Article 23.

      Year 15 Rejectable Offer is defined in paragraph (c) of Article 23.

      Year 15 Rent Reset Effective Date is defined in paragraph (c) of Article
23.

                                                    Pennsylvania Lease Agreement

      Year 15 Rent Reset Lease Amendment is defined in paragraph (c) of Article 23.

      Year 15 Rent Reset Option is defined in paragraph (c) of Article 23.

      Year 5 A Financing is defined in paragraph (a) of Article 23.

      Year 5 A Rent Notice is defined in paragraph (a) of Article 23.

      Year 5 B Financing is defined in paragraph (a) of Article 23.

      Year 5 B Rent Notice is defined in paragraph (a) of Article 23.

      Year 5 Expiration Date is defined in Item 6 of Schedule B.

      Year 5 Rent Payment is defined in Schedule C.

      Year 5 Rent Reset Effective Date is defined in paragraph (a) of Article
23.

      Year 5 Rent Reset Lease Amendment is defined in paragraph (a) of Article
23.

      Year 5 Rent Reset Option is defined in paragraph (a) of Article 23.

      Year 10 Expiration Date is defined in Item 6 of Schedule B.

      Year 10 Rent Reset Effective Date is defined in paragraph (b) of Article
23.

      Year 10 Rent Reset Lease Amendment is defined in paragraph (b) of Article 23.

      Year 10 Rent Reset Option is defined in paragraph (b) of Article 23.

      Year 20 Rent Reset Effective Date is defined in paragraph (d) of Article
23.

      Year 20 Rent Reset Lease Amendment is defined in paragraph (d) of Article 23.

      Year 20 Rent Reset Option is defined in paragraph (d) of Article 23.


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

                                                    Pennsylvania Lease Agreement

                                   SCHEDULE A

                               Description of Land

                               (Follows This Page)

                                                    Pennsylvania Lease Agreement

                                   SCHEDULE B

                                   Lease Data

1.    Date of Lease:     May 21, 2004

2.    Lessor:            CRICIPECPA LP, a Delaware limited partnership
                         c/o CRIC Capital, LLC
                         One Exeter Plaza
                         Boston, Massachusetts, 02116

3.    Lessee:            INTERNATIONAL PLASTICS AND EQUIPMENT CORP.
                         P.O. Box 53111
                         New Castle, Pennsylvania 16105

4.    Commencement Date:          The Date of Lease

5.    Basic Term Expiration Date: June 1, 2014

6.    Year 5 Expiration Date:     June 1, 2009

      Year 10 Expiration Date:    June 1, 2014

      Year 15 Expiration Date:    June 1, 2019

      Year 20 Expiration Date:    June 1, 2024

7.    Basic Rent shall be paid as follows:

      a. Basic Rent shall accrue for and be payable for the period from the Commencement Date through the last day of the month in which the Commencement Date occurs in the amount of $6,892.81, and shall be payable on the Commencement Date. Thereafter, Basic Rent in an amount equal to the 5 Year Basic Rent Sum shall accrue and Lessee shall pay the same for each calendar month starting with June 1, 2004, in advance, on the 1st day of each month, commencing June l, 2004, and continuing on the 1st day of each month thereafter through and including May 31, 2009. The 5 Year Basic Rent Sum shall be the sum of (i) the 5 Year A Rent, plus (ii) the B Rent.

      b. Intentionally Omitted.

      c. If Basic Rent is reset in accordance with Article 23, Basic Rent shall be paid in accordance with each applicable Rent Reset Lease Amendment, defined in Article 23.

      d. Basic Rent that accrues and for which Lessee becomes liable for each month during a Renewal Term (not including the First Renewal Term) shall be payable in advance on the 1st day of each month of any Renewal Term, in an


                                       11
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                                                    Pennsylvania Lease Agreement

      amount equal to the greater of (x) the Basic Rent payable per month during the last year of the immediately prior term and (y) the applicable monthly Market Rent determined in accordance with Schedule H.

      e. If the Term of the Lease expires or is otherwise terminated on a date other than an Installment Payment Date, then Basic Rent accrued and not otherwise due shall be due and payable on such date of expiration or termination.

      f. The 5 Year A Rent means an amount equal to $21,348.59.

      g. The B Rent means an amount equal to: (i) $250.00 plus (ii) interest on the Property Subaccount B computed at the Applicable Rate for each Calculation Period on the basis of a three hundred sixty (360) day year consisting of twelve (12) months of thirty (30) days each.

            A. Any change in the Applicable Rate shall become effective as of the Rate Determination Effective Date. Lessor shall re-calculate the Applicable Rate on each Rate Determination Date and shall notify Lessee of any change in the Applicable Rate and the amount of the B Rent until the Applicable Rate is re-calculated on the next Rate Determination Date. Each determination by Lessor of the Applicable Rate shall be conclusive and binding for all purposes, absent manifest error.

            B. If LC Holder or Lessor shall have determined (which determination shall be conclusive and binding upon Lessee absent manifest error) that by reason of circumstances affecting the London interbank eurodollar market, adequate and reasonable means do not exist for ascertaining LIBOR, then LC Holder or Lessor shall, by notice to Lessee (an Alternate Rate Notice), which notice shall set forth in reasonable detail such circumstances, establish the Applicable Rate at LC Holder's (or, if none, an Institutional Lender's reasonably selected by Lessor) then customary spread (the Substitute Spread), taking into account the size of the Property Subaccount B and the creditworthiness of the issuer of the Qualifying Letter of Credit (as defined in the Alabama Lease), above a published index used for variable rate loans as reasonably determined by LC Holder or Lessor (the Substitute Rate).

            C. If, pursuant to the terms of this Lease, the Lease has been converted to a Substitute Rate Lease and LC Holder or Lessor shall determine (which determination shall be conclusive and binding upon Lessee absent manifest error) that the event(s) or circumstance(s) which resulted in such conversion shall no longer be applicable, LC Holder or Lessor shall give notice thereof to Lessee, and the Substitute Rate Lease shall automatically convert to a LIBOR Lease on the effective date set forth in such notice. Notwithstanding any provision of this Lease to the contrary, in no event shall Lessee have the right to elect to convert a LIBOR Lease to a Substitute Rate Lease.

                                                    Pennsylvania Lease Agreement

      8.    Lessor's Address:     c/o CRIC Capital, LLC
                                  One Exeter Plaza, 11th Floor
                                  Boston, Massachusetts 02116
                                  Fax: (617) 303-4440
                                  Attention: Chief Executive Officer

            with a copy to:       Hale and Dorr LLP
                                  60 State Street
                                  Boston, Massachusetts 02109
                                  Fax: (617) 526-5000
                                  Attention: Keith R. Barnett, Esq.

      9.    Lessee's Address:     INTERNATIONAL PLASTICS AND EQUIPMENT CORP.
                                  P.O. Box 53111
                                  New Castle, Pennsylvania 16105

            with a copy to:       Cohen & Grigsby, PC
                                  11 Stanwix Street, 15th Floor
                                  Pittsburgh, PA 15222
                                  Fax: (412) 209-1825
                                  Attention: James D. Chiafullo, Esq.

      10. Survey means the survey of the Leased Property prepared by Frank B. Taylor Engineering, dated January 8, 2004.

      11. Original Purchase Price: $3,897,363.00

      12. Environmental Site Assessment: That certain report entitled "Phase I Environmental Site Assessment" prepared by R.A.R. Engineering Group, Inc., dated November __, 2003 (as affected by reliance letter dated April 16, 2004), with respect to the environmental condition of the Leased Property.

      13. Intentionally Omitted.

      14. Intentionally Omitted.

      15. Intentionally Omitted.

      16. Intentionally Omitted.

      17. Intentionally Omitted.

      18. Intentionally Omitted.

      19. Intentionally Omitted.

      20. Additional Provisions: None.


                                       3
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                                                    Pennsylvania Lease Agreement

                                   SCHEDULE C

                               Certain Definitions

      Termination Values. The Termination Value is the applicable amount (in dollars) shown on the seventh column of the Schedule C-1 attached to this Schedule C and hereby made a part hereof. The dates in the second and third columns of Schedule C-1 identify the time periods to which such Termination Value figures correspond. The Termination Value shall be reset in accordance with the provisions of Article 23 in the event there is a Rent Reset Lease Amendment. In the First Renewal Term and any Renewal Term, the Termination Value shall always be an amount equal o the Property Account plus ten percent (10%) of the Original Purchase Price.

      Final Rent Payment. The Final Rent Payment shall mean the sum of the Property Account as of the Year 10 Expiration Date plus 10% of the Original Purchase Price.

      Reinvestment Premium. The Reinvestment Premium shall mean: an amount equal to the sum of any so-called pre-payment premium, yield maintenance payment, prepayment penalty or other similar payment that would be due under any Loan Documents were the Loan evidenced thereby paid off on the date in question.

      Property Account. Property Account is the applicable amount (in dollars) shown on the sixth column of the Schedule C-1 attached to this Schedule C. The dates in the second and third columns of Schedule C-1 identify the time periods to which such Property Account figures correspond. In each case in which there is a Rent Reset Lease Amendment, the Property Account shall always be the sum of
(i) the Property Subaccount A prevailing from time to time plus (ii) the Property Subaccount B prevailing from time to time.

      Property Subaccount A. Property Subaccount A is the applicable amount (in dollars) shown on the fourth column of the Schedule C-1 attached to this Schedule C. The dates in the second and third columns of Schedule C-1 identify the time periods to which such Property Subaccount A figures correspond. If there is a Year 5 Rent Reset Lease Amendment, the Property Subaccount A shall initially be the initial principal amount of the Successor Note issued in conjunction with the Year 5 A Financing; in each other case in which there is a Rent Reset Lease Amendment, the Property Subaccount A shall initially be the initial principal amount of the Successor Note issued in conjunction with such Rent Reset Lease Amendment; in either event, thereafter, the Property Subaccount A over the term covered by the applicable Rent Reset Lease Amendment shall be reduced by amortizing the Property Subaccount A on a monthly basis by an amount equal to the positive difference between (x) (i) prior to a Year 10 Rent Reset Lease Amendment the portion of the monthly Basic Rent allocable to the Year 5 A Financing pursuant to paragraph (a) of Article 23 or (ii) from and after a Year 10 Rent Reset Lease Amendment, the Basic Rent and (y) the product of one twelfth of the "Prevailing Interest Rate" and the then existing Property Subaccount A. For the purposes of the preceding sentence "Prevailing Interest Rate" shall mean an annual interest rate equal to the rate at which the sum of the Property Subaccount A (effective from and after the Rent Reset Lease Amendment) (including Rent Reset Closing Costs) may be borrowed by Lessor from an Institutional Lender secured solely by the Leased Property and an assignment of this Lease, based on capital market conditions prevailing

                                                    Pennsylvania Lease Agreement

on the date the Rent Reset Lease Amendment becomes effective, taking into account the terms of this Lease and the creditworthiness of Lessee at the time. Capital market conditions shall be conclusively established based upon the actual terms, including the rate of interest contained in the Successor Note and related loan documents.

      Property Subaccount B. Property Subaccount B is $1,137,363.00. If there is a Year 5 Rent Reset Lease Amendment, then the Property Subaccount B shall be reset to be the initial principal amount of the promissory note issued in connection with the Year 5 B Financing. If the Year 10 Rent Reset Lease Amendment is entered into, then, from and after the Year 10 Rent Reset Effective Date, Property Subaccount B shall be $0.

      Year 5 Rent Payment. The Year 5 Rent Payment shall mean $2,379,595.

                                                    Pennsylvania Lease Agreement

                                  SCHEDULE C-1

                                 (See Attached)

                                                    Pennsylvania Lease Agreement

                                   SCHEDULE D

                             Permitted Encumbrances

      Those exceptions shown in the owner's title insurance policy issued to Lessor in connection with the conveyance of the Leased Property to Lessor on or about the date hereof.

                                                    Pennsylvania Lease Agreement

                                   SCHEDULE E

                                 Trade Fixtures

See attached.

                                                    Pennsylvania Lease Agreement

                                   SCHEDULE F

             Subordination, Non-Disturbance and Attornment Agreement

                               (Follows This Page)

                                                    Pennsylvania Lease Agreement

                                   SCHEDULE G

                                 Estoppel Letter

                               (Follows This Page)

                                                    Pennsylvania Lease Agreement

                                   SCHEDULE H

                                   Market Rent

      The fair market rent for the purpose of Schedule B of this Lease (the Market Rent) shall be determined in the following manner.

      The Market Rent shall be the fair rental value for space of equivalent size and character in the same market area in which the Leased Property is located under a lease term equal to the length of the Renewal Term for which the Market Rent is being determined, giving consideration to the creditworthiness of the Lessee. Lessor and Lessee shall negotiate to attempt to determine the Market Rent within thirty (30) days after the date of Lessor's receipt of Lessee's election to renew the Term of the Lease. Together with each election made by Lessee to extend the Term of this Lease pursuant to Article 2(b), Lessee shall specify the name and address of its designated appraiser. If, within thirty (30) days after Lessor's receipt of Lessee's election to renew the Term of the Lease, the parties have not agreed upon the Market Rent, Lessor shall thereafter give notice to Lessee specifying the name and address of its designated appraiser. Such two appraisers shall, within thirty (30) days after the designation of the final appraiser, each make their determination of the Market Rent in writing and simultaneously shall give notice thereof to each other and to Lessor and Lessee. Such two appraisers shall have twenty (20) days after the receipt of notice of each other's determinations to confer with each other and to attempt to reach agreement as to the determination of the Market Rent. If such appraisers shall fail to concur as to such determination within said twenty (20) day period, they shall give notice thereof to Lessor and Lessee and shall immediately designate a third appraiser. If the two appraisers shall fail to agree upon the designation of such third appraiser within five days after said twenty (20) day period, they or either of them shall give notice of such failure to agree to Lessor and Lessee and, if Lessor and Lessee fail to agree upon the selection of such third appraiser within five days after the appraisers appointed by the Lessor and Lessee give notice as aforesaid, then either party on behalf of both may apply to the American Arbitration Association or any successor thereto, or on its failure, refusal, or inability to act, to a court of competent jurisdiction, for the designation of such third appraiser.

      All appraisers shall be independent MAI real estate appraisers who shall have had at least 15 years' continuous experience in the business of appraising real estate in the metropolitan area in which the Leased Property is located.

      The third appraiser shall conduct such investigations as he or she may deem appropriate and shall, within twenty (20) days after the date of his or her designation, make an independent determination of the Market Rent.

      If none of the determinations of the appraisers varies from the mean of the determinations of the other appraisers by more than ten percent (10%), the mean of the determinations of the three appraisers shall be the Market Rent. If, on the other hand, the determination of any single appraiser varies from the mean of the determinations of the other two appraisers by more than ten percent (10%), the mean of the determination of the two appraisers whose determinations are closest shall be the Market Rent.

                                                    Pennsylvania Lease Agreement

      The determination of the appraisers, as provided above, shall be conclusive upon Lessor and Lessee and shall have the same force and effect as a judgment made in a court of competent jurisdiction.

      Each party shall pay fees, costs and expenses of the appraiser selected by it and its own counsel fees and one-half (1/2) of all other expenses and fees of any such appraisal.

      If for any reason the Market Rent has not been determined by the date on which it shall become effective, then, until such Market Rent has been determined in accordance herewith, the Market Rent shall be deemed to be the rate specified by Lessor, and there shall be an adjustment of Basic Rent promptly after determination of Market Rent in accordance with this Schedule H.

                                                    Pennsylvania Lease Agreement

                                   SCHEDULE I

                              Intentionally Omitted

                                                    Pennsylvania Lease Agreement

                                   SCHEDULE J

                              Intentionally Omitted